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                                                                     EXHIBIT 4.3

                           HARTMARX SAVINGS INVESTMENT

                            AND STOCK OWNERSHIP PLAN

           (As Amended and Restated Effective as of December 31, 2000)

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                                TABLE OF CONTENTS
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SECTION I

Purpose.....................................................................  1

SECTION II

Definitions.................................................................  1

SECTION III

Eligibility to Participate..................................................  7
     3.1   Eligible Employees...............................................  7
     3.2   Leaves of Absence................................................  8
     3.3   Employee Members of Collective Bargaining Units..................  8

SECTION IV

Participant Pre-Tax and After-Tax Contributions.............................  8
     4.1   Salary Reduction Agreement.......................................  8
     4.2   Changes to Salary Reduction Agreement............................  9
     4.3   Timing of Pre-Tax Contributions..................................  9
     4.4   Timing of After-Tax Contributions................................ 10
     4.5   Payment of Contributions to Trustee.............................. 10
     4.6   Limitation on Amount of Pre-Tax Contributions.................... 10
     4.7   Excess Elective Deferrals........................................ 11
     4.8   Allocation and Distribution of Excess Elective Deferrals......... 11
     4.9   Income or Lass Allocable to Excess Elective Deferrals............ 11

SECTION V

Employer Contributions...................................................... 12
     5.1   Purpose.......................................................... 12
     5.2   Definitions...................................................... 12
     5.3   Employer Matching ESOP Contributions............................. 13
     5.4   Establishment of Suspense Account................................ 14
     5.5   PAYSOP Accounts.................................................. 15
     5.6   ESOP Limitation.................................................. 16
     5.7   Distribution of ESOP Accounts.................................... 16
     5.8   Diversification.................................................. 16
     5.9   Rights and Options on Distributed Stock.......................... 16

SECTION VI

Limitations on Contributions and Nondiscrimination Requirements............. 18
     6.1   Definitions...................................................... 18
     6.2   Average Actual Deferral Percentage (ADP) Tests................... 20
     6.3   Special Rules for ADP Tests...................................... 20
     6.4   Correction of Excess Contributions............................... 21
     6.5   Distribution of Excess Contributions............................. 21
     6.6   Income or Loss Allocable to Excess Contributions................. 21
     6.7   Average Contribution Percentage (ACP) Tests...................... 22
     6.8   Special Rules for ACP Tests...................................... 22
     6.9   Treatment of Employee Pre-Tax Contributions as
           Employer Matching Contributions.................................. 23
     6.10  Correction of Excess Aggregate Contributions..................... 23
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     6.11  Income or Loss Allocable to Excess Aggregate Contributions....... 24
     6.12  Accounting for Excess Aggregate Contributions.................... 25
     6.13  Multiple Use of Alternative Limitation........................... 25
     6.14  Limitation on Contributions...................................... 26
     6.15  Recordkeeping Requirements....................................... 28
     6.16  Other Requirements............................................... 28

SECTION VII

Accounting.................................................................. 28
     7.1   Establishment of Separate Accounts by Recordkeeper............... 28
     7.2   Accounting for Participant Contributions Invested in Hartmarx
           Stock Fund....................................................... 29
     7.3   Accounting for Investment Funds.................................. 30
     7.4   Accounting for Employer Matching ESOP Contributions.............. 31

SECTION VIII

The Trust Funds and Investment of Assets.................................... 32
     8.1   Receipt of Contributions by the Trustee.......................... 32
     8.2   Investment of Plan Assets........................................ 32
     8.3   Employer Matching ESOP Contributions............................. 33
     8.4   Investment Elections............................................. 33
     8.5   Change in Investment Elections................................... 33
     8.6   Elections to Reallocate Balance Between Accounts................. 34
     8.7   Statements to Participants....................................... 34
     8.8   Tender and Exchange Offers for Company Common Stock.............. 34
     8.9   Voting of Company Common Stock................................... 35

SECTION IX

Vesting of Accounts......................................................... 35
     9.1   Participant Contributions........................................ 35
     9.2   Employer Contributions........................................... 35
     9.3   Breaks in Service................................................ 36

SECTION X

Distributions and Withdrawals............................................... 37
     10.1  Retirement of Participant........................................ 37
     10.2  Death of a Participant........................................... 37
     10.3  Other Termination of Employment: Vested Participant.............. 37
     10.4  Other Termination of Employment: Non-Vested Participant.......... 37
     10.5  Forfeiture Accounts and Forfeitures.............................. 38
     10.6  Manner and Form of Distribution.................................. 38
     10.7  Non-Emergency and Non-Hardship Withdrawals....................... 40
     10.8  Withdrawal of Voluntary After-Tax Contributions.................. 41
     10.9  Hardship Withdrawals............................................. 41
     10.10 Emergency Withdrawals............................................ 43
     10.11 Beneficiary...................................................... 43
     10.12 Missing Beneficiaries and Participants........................... 44
     10.13 Facility of Payment.............................................. 44

SECTION XI

Rollovers................................................................... 44
     11.1  Receipts from Other Plans........................................ 44
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     11.2  Direct Rollovers to Other Plans.................................. 45

SECTION XII

Trust Agreements............................................................ 46
     12.1  Trustee.......................................................... 46
     12.2  Irrevocability................................................... 46
     12.3  No Guaranty of Interests......................................... 47
     12.4  No Interest in Employer.......................................... 47
     12.5  ESOP Trust Agreement............................................. 48

SECTION XIII

Pledge or Alienation of Accounts or Benefits................................ 49
     13.1  General Rule: Pledge or Alienation Prohibited.................... 49
     13.2  Exception: Authorized Borrowing from Trust Fund.................. 50
     13.3  Exception: Qualified Domestic Relations Orders................... 51
     13.4  Exception: Court Order........................................... 51

SECTION XIV

Administration.............................................................. 52
     14.1  Plan Administrator's Duties...................................... 52
     14.2  Powers and Duties................................................ 52
     14.3  Specific Delegation by Plan Administrator........................ 53
     14.4  Quorum........................................................... 53
     14.5  Procedures....................................................... 54
     14.6  Reliance on Data................................................. 54
     14.7  Decision of Plan Administrator is Final.......................... 54
     14.8  Expenses......................................................... 55

SECTION XV

Approval Under the Internal Revenue Code.................................... 55

SECTION XVI

Amendment and Termination................................................... 55
     16.1  Amendment........................................................ 55
     16.2  Termination...................................................... 55
     16.3  Effect of Termination............................................ 56
     16.4  Notice of Amendment or Termination............................... 57
     16.5  Plan Merger, Consolidation or Transfer........................... 57

SECTION XVII

Inclusion of Affiliates..................................................... 57

SECTION XVIII

Top-Heavy Provisions........................................................ 57
     18.1  Purpose and Effect............................................... 57
     18.2  Key Employee..................................................... 58
     18.3  Top-Heavy Plan................................................... 58
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SECTION XIX

Miscellaneous............................................................... 60
     19.1  Governing Law.................................................... 60
     19.2  Invalidity of a Plan Provision................................... 60
     19.3  No Guaranty of Continued Employment.............................. 60
     19.4  Change of Address................................................ 60
     19.5  Duty to Provide Relevant Information............................. 61
     19.6  Claims Procedure................................................. 61
     19.7  Litigation....................................................... 62
     19.8  Copies of Plan Document.......................................... 62
     19.9  Waiver of Notice................................................. 62
     19.10 Evidence......................................................... 62
     19.11 Fiduciary Responsibilities....................................... 63
     19.12 Indemnification.................................................. 63
     19.13 Gender and Number................................................ 63
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                              HARTMARX CORPORATION

                             SAVINGS INVESTMENT AND
                          EMPLOYEE STOCK OWNERSHIP PLAN
              (as Amended and Restated Effective December 31, 2000)

                                    SECTION I

                                     Purpose

     The purpose of the Hartmarx Corporation Savings-Investment and Stock Ownership Plan (the "Plan") is to permit eligible Employees of the Company to elect to make contributions to the Plan on both a pre-tax and after-tax basis and thereby to supplement their retirement benefits under The Hartmarx Retirement Income Plan and to provide them with an opportunity to acquire an equity interest in the business on a tax-favored basis.

     The effective date of the amendment and restatement of the Plan as set forth herein is December 31, 2000 and said amendment and restatement is intended to constitute the merger, consolidation and continuation of the Hartmarx Employee Stock Ownership Plan with and into the Plan.

     The benefits provided hereunder with respect to any Participant who retired or whose employment terminated prior to December 31, 2000, will, except as otherwise specifically provided herein, be governed in all respects by the terms of the Plan as in effect on the date of the Participant's retirement or other termination of employment.

                                   SECTION II

                                   Definitions

     The following terms shall have the following respective meanings unless the context clearly indicates otherwise:

2.1 "Account" means the account or accounts to be established for each Participant, as described in Section VII.

2.2 "Affiliate" means any trade or business (whether or not incorporated) which is under the common control of the Company within the meaning of Section 414(b), 414(c) or 414(m), respectively, of the Code or any entity required to be aggregated with an Employer pursuant to Section 414(o) of the Code.

2.3 "After-Tax Contributions" means contributions made by a Participant in a Plan Year which are included in his Annual Earnings subject to federal income taxes for such year.

2.4 "Annual Earnings" means a Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer during a Plan Year to the extent that such amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits and bonuses) but excluding:

     (a) any amounts contributed by the Employer for the Participant's benefit under this Plan or any other profit sharing, pension, stock bonus or other retirement or benefit plan maintained by the Employer; provided, that any salary reduction amounts elected by the Participant that are not includible in gross income under Sections 125, 1402(e)(3), 402(h) and 403(b) of the Code shall be included in his Annual Earnings;

     (b) any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in gross income when distributed;

     (c) any reimbursements or other expense allowances including reimbursements for travel expenses, relocation allowances, educational assistance allowances and other special allowances and awards;

     (d) any income realized for federal income tax purposes as a result of (i) group life insurance, (ii) the grant or exercise of an option or options to acquire shares of stock of any Employer or Affiliate, the receipt of a cash appreciation payment in lieu of the exercise of such an option or options, the disposition of shares acquired on exercise of such an option, or (iii) the transfer of restricted shares of stock, or restricted property of any Employer or Affiliate or the removal of any such restrictions; and

     (e) any fringe benefits (cash and non-cash) moving expenses and welfare benefits.

     It is intended that Annual Earnings as defined above and as used in the Plan satisfy Section 414(s) of the Code by incorporating the safe harbor definition provided in Treas. Reg. Section 1.415-2(d)(10) as modified by Treas. Reg. Sections 1.414(s)-1(c)(3) and (4). The term "Annual Earnings" shall not include compensation in excess of $200,000 for any Plan Year ($150,000 for Plan Years beginning after June 30, 1994) as adjusted from time to time pursuant to
Section 401(a)(1 7) of the Code.

2.5 "Beneficiary" means such person or persons as may be entitled (in accordance with the provisions of Subsection 10.11) to receive any benefits or payments hereunder upon the death of a Participant.

2.6  "Board of Directors" means the Board of Directors of the Company.

2.7 "Calculation Date" means each June 30 and December 31 and, effective January 1, 1992 and except as otherwise modified below, means the last day of each month ("Monthly Calculation Dates"). In addition, the Plan Administrator may adopt more frequent Calculation Dates for purposes of allocating earnings, losses or expenses under Sections VIII, X and XIII, if the Plan Administrator deems it appropriate in order to allocate such earnings, losses or expenses more equitably among Participants. Effective January 1, 1992, the Plan Administrator has adopted daily Calculation Dates ("Daily Calculation Dates") for purposes of allocating earnings, losses and expenses under Section X and Subsection 13.2. Effective January 1, 1999, Daily Calculation Date means each day the New York Stock Exchange is open for trading.

2.8 "Calculation Period" means the period commencing on the date immediately following a Calculation Date and ending with the next succeeding Calculation Date. A "Calculation Period" may be a Monthly Calculation Period or a Daily Calculation Period, consistent with the applicable Calculation Date provided under Subsection 2.7.

2.9 "Change in Control of the Company" means the occurrence of any of the following events:

     (a) any person, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; and

     (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period, cease for any reason to constitute a majority thereof; or

     (c) the business of the Company is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary) of the Company, or otherwise.

2.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.11 "Company" means Hartmarx Corporation, a Delaware corporation.

2.12 "Computation Period" means the twelve consecutive month period beginning on the day an Employee first performs an Hour of Service or on an anniversary of that date. Upon reemployment after a Computation Period in which he had less than 501 Hours of Service, an Employee's Computation Period will be the twelve consecutive month

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period beginning on the day he first performs an Hour of Service following reemployment, or any anniversary of that date.

2.13 "Effective Date" means December 31, 2000.

2.14 "Eligibility Year" means a Computation Period during which an Employee completes at least 1,000 Hours of Service.

2.15 "Eligible Employee" means an Employee who is eligible to participate in this Plan pursuant to Section III.

2.16 "Employee" means any person, including an officer of an Employer, who is in the employ of an Employer. For all purposes of the Plan, an individual shall be an "Employee" of or be "employed" by an Employer for any Plan Year only if such individual is treated by the Employer for such Plan Year as its employee for purposes of employment taxes and wage withholding for Federal income taxes, regardless of any subsequent reclassification by the Employer, any governmental agency or court.

2.17 "Employer" means the Company or an Affiliate which has adopted the Plan and any entity that agrees to continue the Plan under Subsection 16.2.

2.18 "Employer Matching ESOP Contributions" means the contributions made to the Plan by the Employer in accordance with Subsection 5.3.

2.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.20 "ESOP" prior to December 31, 2000, meant the Hartmarx Employee Stock Ownership Plan, formerly known as The Hartmarx Tax Credit Employee Stock Ownership Plan. As of the close of business on December 31, 2000, the ESOP has been merged and continued in the form of this Plan. Any reference to "ESOP" on and after January 1, 2001 shall refer to the provisions of this Plan that formerly applied to the Hartmarx Employee Stock Ownership Plan.

2.21 "Highly Compensated Employee" means, for any Plan Year, all highly compensated active employees and highly compensated former employees. A highly compensated active employee includes any Employee who performs an Hour of Service for the Employer or any Affiliate during the Plan Year and who:

     (a) was a five percent owner, as defined in Section 416 (i)(1) of the Code, at any time during the Plan Year or the immediately preceding Plan Year; or

     (b) received annual compensation from an Employer in excess of $80,000 (as adjusted pursuant to Section 414(q) of the Code) in the immediately preceding Plan Year.

In determining Highly Compensated Employees the calendar year calculation election described in Treas. Reg. Section 1.414(q)-1T Q&A-14(b) shall apply. Accordingly, for purposes of this definition, the determination of Highly Compensated Employees shall be based on the compensation received in the "determination year" as described in Treas. Reg. Section 1.414(q)-1T. A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the Plan Year, performs no service for the Employer during the Plan Year, and was a highly compensated active employee for either the separation year or any Plan Year ending on or after the Employee's 55th birthday. The determination of who is a Highly Compensated Employee, including the compensation that is taken into account with respect to each Employee shall be made in accordance with Section 414(q) of the Code and the regulations thereunder. For purposes of this Paragraph 2.21, compensation means Annual Earnings as that term is defined herein.

2.22 "Hour of Service" means any hour for which an Employee is compensated by an Employer, directly or indirectly, or is entitled to compensation from an Employer for the performance of duties and for reasons other than the performance of duties and each previously uncredited hour for which back pay has been awarded or agreed to by an Employer, irrespective of mitigation of damages. Hours of Service shall be credited to the period for which duties are performed (or for which payment is made if no duties were performed), except that Hours of Service for which back pay is awarded or agreed to by an Employer shall be credited to the period to which the back pay award or agreement pertains. The rules for crediting Hours of Service set forth in paragraphs (b) and (c) of
Section 2530.200b-2 of Department of Labor regulations are incorporated by reference.

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2.23 "Leased Employee" means any person who is not a common-law employee of an
Employer, but who has provided services to an Employer under the primary direction or control of the Employer, on a substantially full-time basis for a period of at least one year, pursuant to an agreement between an Employer (the "recipient employer") and any other person (the "leasing organization"). A Leased Employee shall not be considered an Employee of the recipient employer if: (i) such employee is covered by a money purchase pension plan which provides for immediate participation, full and immediate vesting, and a nonintegrated employer contribution rate of at least 10% of such employee's compensation (as defined in Section 414(n) of the Code), and (ii) leased employees do not constitute more than 20% of the recipient employer's nonhighly compensated workforce (as defined in Section 414(n) of the Code).

2.24 "Matched Contributions" means a Participant's Pre-Tax Contributions and After-Tax Contributions during a Plan Year which in the aggregate do not exceed 6% of his Annual Earnings.

2.25 "Non-Highly Compensated Employee" means, for any Plan Year, an Employee who is not a Highly Compensated Employee.

2.26 "One Year Break in Service" means any Plan Year or Computation Period, as applicable, during which an Employee or a Participant completes less than 501 Hours of Service.

2.27 "Participant" means any Employee who has become eligible to participate hereunder pursuant to Section III and is enrolled as a Participant.

2.28 "Plan" means the Hartmarx Savings Investment and Stock Ownership Plan described in this instrument as the same may, from time to time, be amended.

2.29 "Plan Year" means the calendar year.

2.30 "Plan Administrator" means the person or persons appointed by the Board of Directors of the Company to carry out the administration of the Plan and, in the absence of any such appointment, means the Company.

2.31 "Pre-Tax Contributions" means contributions made by the Employer on behalf of a Participant in a Plan Year which reduce the Annual Earnings of such Participant subject to federal income taxes for such year.

2.32 "Recordkeeper" means the individuals or firm selected by the Plan Administrator to provide record-keeping and participant accounting services for the Plan, including the maintenance of the separate accounts for Participants in accordance with the provisions of Section VII.

2.33 "Retirement Income Plan" means the Hartmarx Retirement Income Plan, as the same may, from time to time, be amended.

2.34 "Trust Agreement" means the written agreement(s) between the Company and a Trustee which governs the management and administration of the Trust Fund.

2.35 "Trustee" means the Trustee or Trustees designated pursuant to the Trust Agreement(s).

2.36 "Trust Fund" means all funds received by the Trustee under the Trust(s) representing contributions by the Employers and Participants to this Plan, and all income and profits received thereon, and investments and proceeds thereof, from time to time held by the Trustee under the Trust Agreement(s). The term "Trust Fund" shall include the ESOP Trust Fund, as defined in Subsection 5.2(c).

2.37 "Voluntary Contributions" means a Participant's Pre-Tax Contributions and After-Tax Contributions during a Plan Year which are in excess of his Matched Contributions.

2.38 "Year of Vesting Service" with respect to an Employee who is at least age 18 on the last day of the Plan Year shall mean each Plan Year during which such Employee completes at least 1,000 Hours of Service. For purposes of determining a Participant's vested interest in his Accounts, all periods of employment with an Employer, including periods prior to the Effective Date shall be recognized, except as provided in Subsection 9.3. A Participant's Years of Vesting Service shall not include any period:

     (a) which would not have been included as part of a Participant's credited service under the Plan as in effect prior to January 1, 1976;

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

     (b) during which an eligible Employee or a Participant did not make the required contributions under this Plan as set forth in Subsection 4.1; or

     (c) for which this Plan or a predecessor plan (as defined under regulations prescribed by the Secretary of Labor or his delegate) was not maintained by the Company or an Affiliate.

                                   SECTION III

                           Eligibility to Participate

3.1  Eligible Employees

     On or after the Effective Date, an Employee of an Employer who:

     (a)  is at least age 21; and .

     (b)  has completed at least one Eligibility Year; and

     (c)  is not a Leased Employee

shall be eligible to participate in this Plan. An eligible Employee of an Employer shall become a Participant in this Plan as of the first day of the month after the Employer receives the Employee's signed enrollment form. An Employee who has previously completed an Eligibility Year and whose employment with the Employer and all Affiliates is terminated at a time when he is not vested in any portion of the balance of his Employer Matching ESOP Contribution Account shall be required to again complete an Eligibility Year prior to becoming a Participant in the Plan unless the number of his consecutive One Year Breaks in Service is five or less.

3.2  Leaves of Absence

     An Employee shall be credited with 8 Hours of Service for each day (but not in excess of 40 hours per week) for such periods during which he is on an approved leave of absence from the Employer without compensation, provided that he returns to active employment with the Employer immediately following the termination of such leave (unless he dies or retires during the period of such leave). Solely for the purpose of preventing the occurrence of a One Year Break in Service, and for no other purpose, an Employee shall also be credited with 8 Hours of Service for each day (but not in excess of 40 hours per week) for such periods during which the Employee is absent from work by reason of the pregnancy of, or the birth of or adoption of a child by, such Employee, or for purposes of caring for such child immediately following such birth or adoption, provided, however, that no more than 501 Hours of Service shall be credited to such Employee or Participant on account of any single, continuous period during which he is absent from work and provided, further, that such Hours of Service shall be credited only in (a) the Plan Year or the Computation Period, as applicable, in which the absence from work begins, or (b) the immediately following Plan Year or the Computation Period, as applicable, during which such absence continues. Notwithstanding any provision of the Plan to the contrary, service credit, contributions and benefits with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

3.3  Employee Members of Collective Bargaining Units

     Notwithstanding any provision of this Section III to the contrary, Employees who are or who become members of a group of class of Employees included in a collective bargaining unit covered by a collective bargaining agreement between an Employer and the collective bargaining representative of such Employees and who, as a consequence of good faith bargaining between the Employer and such representative, are excluded from participation in the Plan shall not be considered to be Eligible Employees.

                                   SECTION IV

                 Participant Pre-Tax and After-Tax Contributions

4.1  Salary Reduction Agreement

       Subject to the conditions and limitations set forth in this Section IV and in Section V, a Participant may elect to make or have made on his behalf contributions of up to 16% (in whole percentages only) of his Annual Earnings after becoming a Participant. A Participant shall designate in a salary reduction agreement (as described below) the percentage he elects to have his Employer contribute to the Plan on his behalf as Pre-Tax Contributions (in whole percentages only) and the percentage the Participant will contribute as After-Tax Contributions (in whole percentages only); provided, however, that the first 1 % contributed to the Plan shall always be designated as an After-Tax Contribution. The salary reduction agreement referred to above shall be on a form prescribed by the Plan Administrator whereby the Participant agrees to reduce his Annual Earnings by a specified percentage for purposes of having the Employer contribute that percentage to the Plan as Pre-Tax Contributions on behalf of the Participant. A Participant's salary reduction agreement shall be effective as soon as practicable following the date the agreement is received in executed form by the Plan Administrator, provided such effective date shall be no earlier than the date the Participant would otherwise commence participation in the Plan under Section III. Under no circumstances shall a Participant's salary reduction agreement be adopted retroactively. A Participant's salary reduction agreement shall remain in effect until amended or terminated by the Participant. No contribution may be made by or on behalf of a Participant:

       (a)  after the termination of his employment with an Employer; or

       (b) during any period in which such Participant shall be a participant in some other tax-qualified non-governmental retirement pension plan (other than the Retirement Income Plan) the cost of which is borne in full or in part by the Employer.

A Participant who is temporarily absent shall continue to make contributions only so long as he receives Annual Earnings from the Employer and only to the extent permitted by applicable law.

4.2    Changes to Salary Reduction Agreement

       A Participant shall be permitted to amend his salary reduction agreement at any time with respect to Annual Earnings not yet received to designate a new percentage which will be used to determine Pre-Tax Contributions made to the Plan on his behalf and shall also be permitted to change the percentage of After-Tax Contributions previously designated. A Participant's amended salary reduction agreement or amended form pertaining to After-Tax Contributions shall be effective as soon as practicable following the date the amended agreement or form is received by the Plan Administrator. The Plan Administrator may prescribe uniform and nondiscriminatory rules limiting the number of times a Participant may make such amendments during a Plan Year, provided that Participants are afforded a reasonable opportunity to do so at least once each Plan Year. A Participant may terminate his salary reduction agreement at any time with respect to Annual Earnings not yet received and may terminate his After-Tax Contributions by delivering written notice of such termination to the Plan Administrator.

4.3    Timing of Pre-Tax Contributions

       The reduction in a Participant's Annual Earnings which is used for purposes of funding the Participant's Pre-Tax Contributions under this Subsection 4.3 shall be done on a monthly, biweekly or other periodic basis in accordance with the Participant's regular payroll period. The Pre-Tax Contributions on behalf of a Participant shall be contributed by the Employers to the Trust Fund as of the earliest date on which such amounts can reasonably be segregated from the Employer's general assets, generally as of the next following Monthly Calculation Date, but in no event later than the 15th day of the month following the last day of the month in which such amounts would otherwise have been payable to the Participant as Annual Earnings.

4.4    Timing of After-Tax Contributions

       After-Tax Contributions made by the Participant shall be made by regular payroll deductions and shall be done on a monthly, biweekly or other periodic basis in accordance with the Participant's regular payroll period. All After-Tax Contributions for a Plan Year shall be made to the Trust Fund as of the earliest date on which such amounts can reasonably be segregated from the Employer's general assets, and in no event later than the 15th day of the month following the last day of the month in which such amounts would otherwise have been payable to the Participant as Annual Earnings.

4.5    Payment of Contributions to Trustee

       All contributions to the Trust Fund under this Section IV shall be paid directly to the Trustee. The Plan Administrator shall furnish the Recordkeeper with allocation instructions with respect to each contribution which:

       (a) identify each Participant for whom the contribution is being made and the amount thereof; and

       (b) identify whether the amount contributed for or on behalf of the Participant represents a Pre-Tax Contribution or an After-Tax Contribution; and

       (c) direct the investment of the amount contributed for or on behalf of the Participant in accordance with the provisions of Section VIII.

4.6    Limitation on Amount of Pre-Tax Contributions

       No Participant shall be permitted to have aggregate elective deferrals made to this Plan and any other qualified plans maintained by the Employer during any taxable year in excess of the dollar limitation of Section 402(g) of the Code in effect at the beginning of such taxable year. For these purposes, a Participant's "elective deferrals" with respect to any Plan Year include:

       (a) the Participant's Pre-Tax Contributions to this Plan (excluding any Pre-Tax Contributions returned to the Participant as excess annual additions under Section VI);

       (b) Employer contributions made on behalf of the Participant pursuant to an election to defer under any other plan with a qualified cash or deferred arrangement under Section 401(k) of the Code, any simplified employee pension as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan as described in
            Section 457 of the Code, or any plan as described in Section 501(c)(18) of the Code; and

       (c) Employer contributions made on behalf of the Participant pursuant to a salary reduction agreement to purchase an annuity contract under
            Section 403(b) of the Code.

4.7    Excess Elective Deferrals

       The term "Excess Elective Deferral" means the amount of a Participant's elective deferrals (as defined above) for a taxable year which are includible in the Participant's gross income for the taxable year for the reason that such deferrals exceed the dollar limitation in effect under Section 402(g) of the Code. If the Plan Administrator reasonably determines that elective deferrals on behalf of a Participant to this Plan and any other plans maintained by the Employer or an Affiliate for any Plan Year will exceed the dollar limitation of
Section 402(g) of the Code, such Participant may be deemed to have changed his election on his salary reduction agreement such that all Employer contributions which would otherwise be made to this Plan on his behalf as Pre-Tax Contributions for the balance of the Plan Year shall instead be treated as having been made by the Participant as After-Tax Contributions.

4.8    Allocation and Distribution of Excess Elective Deferrals

       If a Participant has made Excess Elective Deferrals for any taxable year, the Participant may assign to this Plan any portion of such Excess Elective Deferrals by notifying the Plan Administrator in writing no later than the March 1st following the close of the respective taxable year. Such written notification shall certify that the Participant has made Excess Elective Deferrals to be allocated to this Plan for the taxable year. A Participant shall be deemed to have notified the Plan Administrator of the existence of any Excess Elective Deferrals which arise by taking into account only those elective deferrals on behalf of the Participant to this Plan and any other plans maintained by the Employer and an Affiliate and to have assigned those Excess Elective Deferrals to such plans maintained by the Employer. Notwithstanding any provision of the Plan to the contrary, if a Participant has assigned Excess Elective Deferrals to this Plan for a taxable year, the amount of such Excess Elective Deferrals, plus any income or minus any loss allocable thereto, shall be distributed to the Participant from the Participant's Account no later than April 15th following the close of the respective taxable year.

4.9    Income or Lass Allocable to Excess Elective Deferrals

       The income or loss allocable to the amount of Excess Elective Deferrals referred to above shall include all allocable income or loss for the taxable year of the Excess Elective Deferrals and shall be calculated using any reasonable method for computing income or loss, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the relevant year, and is used by the Plan for allocating income or loss to Participants' Accounts. Notwithstanding the foregoing, the income or loss allocable to the amount of Excess Elective Deferrals may be calculated by multiplying the total investment income or loss (including dividends, interest, realized gains or losses, and unrealized appreciation or depreciation) allocated to the Participant's Accounts for the taxable year of the Excess Elective Deferrals by a fraction, the numerator of which is the Excess Elective Deferral amount to be distributed to the Participant by the Plan for the taxable year, and the denominator of which is the total Account balance attributable to the Participant's Pre-Tax Contributions as of the end of the taxable year, reduced by the investment gain or increased by the investment loss allocated to such total amount for the taxable year. "Gap Period" earnings (as defined in Treas. Reg.
Section 1.401(k)-1(f)(4)(ii)(A)) shall be returned to Participants, except as determined by the Plan Administrator on a uniform basis.

                                    SECTION V

                             Employer Contributions

5.1    Purpose

       The provisions of this Section V constitute a merger, consolidation and continuation, effective as of the close of business on December 31, 2000, of that plan formerly known as the Hartmarx Employee Stock Ownership Plan (the "ESOP") with and into this Plan. The provisions of this Section V are intended to constitute an "employee stock ownership plan," as defined in Section 4975(e)(7) of the Code, designed to invest primarily in "qualifying employer securities," as defined in Section 4975(e)(8) of the Code, of Hartmarx Corporation.

5.2    Definitions

       For purposes of this Section V, the following terms shall be defined as follows:

       (a) "ESOP Trust Agreement" means the written agreement between the Company and the ESOP Trustee which governs the management and administration of the ESOP Trust Fund.

       (b) "ESOP Trustee" means the Trustee(s) designated pursuant to the ESOP Trust Agreement.

       (c) "ESOP Trust Fund" means all funds received by the ESOP Trustee under the ESOP Trust representing Employer Matching ESOP Contributions to this Plan, and all income and profits received thereon, and investments and proceeds thereof, from time to time held by the ESOP Trustee under the ESOP Trust Agreement.

       (d) "Fair Market Value" means the mean of the high and low prices for the Stock on the New York Stock Exchange-Composite Transactions, or other principal market quotation, on either the applicable date, or, if no sale is made on such Exchange on such date, the last preceding day on which any sale shall have been made.

       (e) "Loan" means a loan described in Section 404(a)(9)(A) of the Code and which otherwise satisfies the requirements of Section 12.5 hereof.

       (f) "Stock" means shares of (i) common stock of the Company which is readily tradeable on an established securities market, or (ii) at the Company's sole option, noncallable preferred stock of the Company which is convertible at any time, at a reasonable conversion price, into stock described in (i) above; provided, however, that such term shall include only "employer securities" as defined in
            Section 409(l) of the Code that are "qualifying employer securities" as defined in Section 407(d)(5) of ERISA.

5.3    Employer Matching ESOP Contributions

       In addition to amounts constituting Pre-Tax Contributions made to the Plan pursuant to Section IV, each Employer shall make out of current or accumulated earnings a contribution to the ESOP Trust Fund of such amount as may be required to repay the sum of the principal amount of and any interest due on any Loan, less dividends, if any, used for such repayment pursuant to Subsection
5.4 hereof. Each Employer may, at its discretion, also make an additional contribution ("Additional Contribution") to the ESOP Trust Fund determined as follows:

       (a) If the aggregate Fair Market Value (determined as of each Calculation Date) of Stock released from the suspense account pursuant to Subsection 5.4 during the Calculation Period then ending does not exceed the aggregate average cost of such Stock, the Additional Contribution shall be an amount equal to the excess of 25% of the aggregate Matched Contributions made by or on behalf of the Participants employed by such Employer in such Plan Year over
            (i) the Fair Market Value of such Stock; plus (ii) the amount of Forfeitures, if any, applied to reduce such Employer Matching ESOP Contributions pursuant to Subsection 10.5.

       (b) If the aggregate Fair Market Value (determined as of each Calculation Date) of Stock released from the suspense account pursuant to Subsection 5.4 during the Calculation Period then ending exceeds the aggregate average cost of such Stock, the Additional Contribution shall be an amount equal to the excess of 25% of the aggregate Matched Contributions of all Participants over (i) the aggregate average cost of such Stock; plus (ii) the amount by which the aggregate Fair Market Value thereof exceeds twice such aggregate average cost; plus (iii) forfeitures, if any, pursuant to Subsection 10:5; provided, however, that no Additional Contribution will be made in the event that the aggregate average cost of such Stock plus the aggregate Fair Market Value thereof in excess of twice such aggregate average cost, plus forfeitures, if any, equals or exceeds 25% of the aggregate Matched Contributions of all Participants.

The aggregate Employer Matching ESOP Contribution and Additional Contribution for each Plan Year shall not exceed the maximum deductible contribution for such Plan Year under Section 404(a) of the Code. If an Employer's current or accumulated earnings are insufficient therefor, then so much of such Employer Matching ESOP Contribution as that Employer is unable to make may be made by any Employer. For all purposes of the Plan, any Employer Matching ESOP Contribution made by any Employer in accordance with this Subsection 5.3 on behalf of an Employer prevented from making all or any part thereof shall be considered as having been made by the Employer prevented from making such Employer Matching ESOP Contribution. Further, in the event that the sum of the Employer Matching ESOP Contribution and Additional Contributions made in any Plan Year exceeds 50% of the aggregate Matched Contributions of all Participants during such Plan Year, such excess shall be taken into consideration in making Employer Matching ESOP Contributions and Additional Contributions intended to achieve the objectives of Subsection 5.3.

Employer Matching ESOP Contributions under the Plan shall be transferred to the Trustee in cash or in shares of the Company's common stock (which may be shares held in the treasury or out of authorized-but-unissued shares), or both. Shares of the Company's common stock shall be valued at Fair Market Value as of the date the contribution is made to the Trust Fund. Each Employer may make its Employer Matching ESOP Contribution for any Plan Year at such time or times as it shall in its sole discretion determine, provided, however, that the Employer Matching ESOP Contribution for any Plan Year shall generally be made as of the end of the applicable calendar month, but not later than the time prescribed by law for filing its federal income tax return for the taxable year within which such Plan Year ends, including any extensions thereof.

5.4    Establishment of Suspense Account

       All Stock which is acquired with the proceeds of a Loan shall be held in a suspense account pending allocation to the Employer Matching ESOP Contribution Accounts of Participants or repayment of such Loan under Section XVI hereof . Subject to the provisions of this Subsection 5.4, upon the payment of each installment of principal and interest on a Loan, the following number of shares of Stock acquired with the proceeds of such Loan shall be released from the suspense account for each Plan Year during the duration of the relevant Loan:

       (a) the number of shares so acquired and held in the suspense account immediately before release, multiplied by a faction the numerator of which is the amount of principal and interest paid with respect to the relevant Loan for the year and the denominator of which is the principal and interest to be paid in respect of the relevant Loan for the current and all future years; or

       (b) the number of shares so acquired and held in the suspense account immediately before release, multiplied by a faction the numerator of which is the amount of principal paid with respect to the relevant Loan for the Plan Year and the denominator of which is the principal to be paid in respect to the relevant Loan for the current and all future Plan years, if, and only if, in the discretion of the Plan Administrator, a Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payment of such amounts for ten (10) years and satisfies such other requirements as may be set forth in the Code and regulations thereunder, in lieu of the provisions of Subsection (a) hereof. This Subsection
            (b) shall not be applicable from the time that, by reason of a renewal, extension, or refinancing of the relevant Loan, the sum of the expired duration of the Loan, the renewal, the extension period, and the duration of a new Loan exceeds ten (10) years.

Cash dividends paid during a Plan year on Stock held in the suspense account shall be first used to pay installments of principal and interest due during such Plan Year on any Loan used to acquire such Stock, and any excess shall be used for the purchase of Stock to be allocated among Participants' Employer Matching ESOP Contributions Accounts in accordance with this Section V.

5.5    PAYSOP Accounts

       PAYSOP accounts previously were maintained for those ESOP Participants who had balances in the PAYSOP plan prior to its merger and consolidated into and with the ESOP. Because all ESOP Participants with balances in their PAYSOP accounts are now fully vested in such accounts, and because there is no longer any distinction between PAYSOP accounts and ESOP accounts, all PAYSOP shares have been transferred into, consolidated with and credited to each affected Participant's Employer Matching ESOP Contribution Account under this Plan effective as of January 1, 2000.

5.6    ESOP Limitation

       In addition to the limitations set forth elsewhere in the Plan, no more than one-third (1/3) of Employer Contributions for a Plan Year shall be allocated to Highly Compensated Employees (as defined in Section 414(q) of the Code). Any amount that may not be added to a Participant's Account because of this Subsection 5.6 shall be reallocated to the Accounts of other Participants pursuant to the provision of Subsection 7.4. Any amount that cannot be reallocated to other Participant's Accounts by reason of Subsection 5.4 shall be credited to a suspense account and reallocated the following Plan Year among the then Participants in accordance with Section X, and no contributions shall be made in such Plan Year prior to such reallocation.

5.7    Distribution of ESOP Accounts

       For purposes of distribution of a Participant's Accounts under Section X, unless an earlier date is required under Subsection 10.6, if a Participant's employment terminates in accordance with Subsections 10.3 or 10.4, such Participant's Employer Matching ESOP Contributions Account shall not include any Stock acquired with the proceeds of a Loan described in Section 404(a)(9) of the Code until the earlier of: (i) the last day of the Plan Year in which such Loan has been repaid in full, or (ii) the last day of the Plan Year which is the sixth Plan Year following the Plan Year in which the Participant's employment terminated.

5.8    Diversification

       A Participant who has attained age 55 may elect within ninety (90) days after the close of each Plan Year in the Election Period (as hereinafter defined) to direct the Plan as to the investment of 100% of his Employer Matching ESOP Contributions Account. The diversification election shall be satisfied by transferring that portion of the Participant's Employer Matching ESOP Contributions Account as to which diversification is elected to another Investment Election pursuant to Section VIII. The diversification election permitted under this Section shall be available only with respect to Stock acquired for a Participant's Accounts after December 31, 1986.

5.9    Rights and Options on Distributed Stock

       For any period during which shares of Stock are not readily tradeable on an established securities market, the following provisions shall apply:

       (a) When distribution of a Participant's Accounts is made in Stock, such shares may, at the discretion of the Company, be subject to a right of first refusal if such shares are not publicly traded at the time such right is exercised. Such right shall provide that, prior to any subsequent transfer, the shares must first be offered by written offer to the Company, and then, if refused by the Company, to the Trust. The selling price and other terms under the right must be no less favorable to the seller than the greater of the Fair Market Value of the Stock or the price and other terms offered by a prospective bona fide purchaser making a good faith offer in writing. The Company may exercise the right of first refusal at any time during a period not exceeding fourteen (14) days after receipt of the written offer. In the event the Company does not exercise the right, the Trust may exercise the right during such fourteen (14) day period. As used in this Subsection (a), unless otherwise required by the Code or applicable law, the term "transfer" shall include all transfers whether by sale, by gift, as a result of death or otherwise.

       (b) When distribution of a Participant's Employer Matching ESOP Contributions Account is made in Stock, the Participant or Beneficiary to whom the distribution is made (and any other party to whom such shares are transferred by gift or by reason of death) shall be granted at the time that such shares are distributed, an option to put the shares to the Company; provided, however, that the Company may grant the Trust the option to assume the rights and obligations of the Company at the time the put option is exercised. A put option shall provide that, for a period of 15 months from the date such shares are distributed, the Participant or Beneficiary (and any other party to whom such shares are transferred by gift or by reason of death) will have the right to have the Company purchase such shares at their Fair Market Value. Such put option shall be exercised by notifying the Company in writing. The terms of payment for the purchase of such shares of Company Stock shall be as set forth in the put and shall be as follows:

            (i) in the case of shares distributed to the distributee as part of a total distribution (as defined below) payment will be made in substantially equal period payments (not less frequently that annually) over a period beginning not later than thirty (30) days after the put is exercised and not exceeding five (5) years, and

            (ii) in the case of shares that are not distributed to the distributee as a part of a total distribution, payment will be made within thirty (30) days after the put is exercised.

       For purposes of this Subparagraph (b) a "total distribution" means the distribution within one calendar year of the balance to the credit of the distributee's Employer Matching ESOP Contributions Account. The period during which the put is exercisable does not include any time during which the distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law. If payment is made in installments, adequate security and a reasonable rate of interest must be provided to the distributee.

       (c) Except as otherwise provided in this Section V, no Stock acquired with the proceeds of a Loan may be subject to put, call, or other option or buy-sell or similar arrangement while held by or when distributed from the Plan. The protections and rights described in this Subsection are non-terminable. Should the ESOP portion of this Plan cease to be an employee stock ownership plan, or should the Loan be repaid, shares of Stock acquired with the proceeds of the Loan will continue to be subject to the provisions of this Subsection after the Loan is repaid.

       (d) For purposes of this Subsection 5.9, Fair Market Value shall be determined in good faith and based on all relevant factors for determining Fair Market Value of Stock as of the Calculation Date immediately preceding the date of the transaction for which the valuation is to be used or (if required by applicable regulations) as of the transaction date in transactions between a "disqualified person" (as defined in Section 4975(e) of the Code) and the Plan.

                                   SECTION VI

         Limitations on Contributions and Nondiscrimination Requirements

6.1    Definitions

       For purposes of this Section VI, the following terms shall be defined as follows:

       (a) "Actual Deferral Percentage" means the ratio, expressed as a percentage calculated to the nearest one-hundredth of one percent, of the amount of Pre-Tax Contributions on behalf of an Eligible Employee for a Plan Year to the Employee's Annual Earnings (as defined in Subsection 2.4) for the Plan Year. For these purposes, an Eligible Employee's Pre-Tax Contributions shall not include any Pre-Tax Contributions on behalf of the Eligible Employee for the Plan Year which are taken into account in the Average Contribution Percentage test under Subsection 6.7. A Highly Compensated

            Employee's Pre-Tax Contributions shall include any Excess Elective Deferrals on behalf of the Highly Compensated Employee for the Plan Year. An Eligible Employee's Actual Deferral Percentage for a Plan Year shall be calculated by disregarding any Pre-Tax Contributions on behalf of the Eligible Employee for the Plan Year which are properly returned to the Eligible Employee as an excess annual addition under Subsection 5.3.

       (b) "Average Actual Deferral Percentage" means the average of the Actual Deferral Percentages of all of the Eligible Employees for the Plan Year.

       (c) "Average Contribution Percentage" means the average of the Contribution Percentages for the applicable portion of the Plan for the Plan Year.

       (d) "Contribution Percentage" means the ratio, expressed as a percentage calculated to the nearest one-hundredth of one percent, with respect to either: (i) the portion of contributions for the Plan Year consisting of Employer Matching ESOP Contributions (the "ESOP" Portion" of the Plan), or (ii) the portion of contributions for the Plan Year consisting of After-Tax Contributions, any Pre-Tax Contributions recharacterized as After-Tax Contributions under Subsection 6.4, and any Pre-Tax Contributions taken into account under Subsection 6.8 (the "After-Tax Portion" of the Plan) on behalf of an Eligible Employee for a Plan Year to the Employee's Annual Earning for the Plan Year. For these purposes, an Eligible Employee's Contribution Percentage for any Plan Year shall be calculated by excluding any Employer ESOP Matching Contributions which are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Elective Deferrals, Excess Contributions, or Excess Aggregate Contributions. An Eligible Employee's Contribution Percentage for a Plan Year shall be calculated by disregarding any After-Tax Contributions or Pre-Tax Contributions on behalf of the Eligible Employee for the Plan Year which are properly returned to the Eligible Employee as an excess annual addition under Subsection 5.3.

       (e) "Eligible Employee" means, with respect to any Plan Year, any Employee who is eligible to participate under Section III and to have Pre-Tax Contributions made to the Plan under Subsection 4.1, regardless of whether any contributions are made to the Plan on behalf of the Employee for such Plan Year.

       (f)  "Excess Aggregate Contributions" means, with respect to any Plan
            Year: (i) in the case of the ESOP Portion of the Plan, the excess of the aggregate amount of Employer ESOP Matching Contributions, and
            (ii) in the case of the After-Tax Portion of the Plan, the excess of the aggregate amount of After-Tax Contributions, any Pre-Tax Contributions recharacterized as After-Tax Contributions under Subsection 6.4, and any Pre-Tax Contributions taken into account under Subsection 6.8, actually made to the applicable portion of the Plan on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Subsection 6.7.

       (g) "Excess Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of Pre-Tax Contributions actually made to the Plan on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Subsection 6.2.

6.2    Average Actual Deferral Percentage (ADP) Tests

       For each Plan Year, the Plan shall satisfy one of the following Average Actual Deferral Percentage tests with respect to the Pre-Tax Contributions made to the Plan for the Plan Year:

       (a) the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

       (b) the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by two, provided that the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year does not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees by more than two percentage points.

6.3    Special Rules for ADP Tests

       In the case of any Eligible Employee who is a Highly Compensated Employee for a Plan Year and who is eligible to participate in more than one cash or deferred arrangement described in Section 401(k) of the Code maintained by the Employer or an Affiliate during the Plan Year, the Actual Deferral Percentage of the Eligible Employee for the Plan Year shall be calculated by treating all such cash or deferred arrangements in which the Eligible Employee is eligible to participate as one arrangement. If the Highly Compensated Employee participates in two or more such cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. In the event that this Plan satisfies the requirements of Section 401(a), 401(k) or 410(b) of the Code only if aggregated with one or more other qualified plans, or if one or more other qualified plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section VI shall be applied by determining the Actual Deferral Percentages of Eligible Employees as if all such qualified plans were a single plan. For plan years beginning after December 31, 1989, qualified plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same plan year.

6.4    Correction of Excess Contributions

       If the Plan fails to satisfy one of the Average Actual Deferral Percentage tests of Subsection 6.2 as of the end of a Plan Year, the Excess Contributions for the Plan Year may be either recharacterized in accordance with this Subsection or timely distributed to Highly Compensated Employees in accordance with Subsection 6.5 below, as determined by the Plan Administrator in its sole discretion. Highly Compensated Employees' Excess Contributions may be treated as amounts distributed to the Highly Compensated Employees and then contributed by such employees to the Plan. Recharacterized amounts shall remain nonforfeitable and subject to the same distribution requirements as Pre-Tax Contributions. Recharacterization shall occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Such recharacterized amounts will be taxable to the Highly Compensated Employees for the tax year in which such employees would have received them in cash.

6.5    Distribution of Excess Contributions

       Excess Contributions, plus any income and minus any loss allocable thereto, which are not recharacterized in accordance with Subsection 6.4 above shall be distributed to Highly Compensated Employees no later than 12 months following the close of the Plan Year. Such distributions shall be made to Highly Compensated Employees on the basis of respective portions of the Excess Contributions attributable to each such Highly Compensated Employee. The Excess Contributions shall be distributed to such Highly Compensated Employees (in the order of their contribution amounts beginning with the largest amount) to the extent necessary to meet the requirements of Subsection 6.2. The amount of Excess Contributions to be allocated to each Highly Compensated Employee for the Plan Year shall equal the total Pre-Tax Contributions on behalf of the Highly Compensated Employee for the Plan Year minus the amount determined by multiplying the Highly Compensated Employee's reduced Actual Deferral Percentage (as determined above) by the Employee's Compensation for the Plan Year.

6.6    Income or Loss Allocable to Excess Contributions

       The income or loss allocable to the Excess Contributions referred to in Subsection 6.5 Above shall be calculated up to the end of the Plan Year preceding the date of distribution using any reasonable method for computing income or loss, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants' Accounts under the Plan. Notwithstanding the foregoing, the income or loss allocable to the amount of Excess Contributions may be calculated by:

       (a) multiplying the total investment income or loss (including dividends, interest, realized gains or losses, and unrealized appreciation or depreciation) allocable to the Participant's Pre-Tax Contributions by a fraction, the numerator of which is the Excess Contributions allocated to the Participant for the Plan Year, and the denominator of which is the total account balance attributable to the Participant's Pre-Tax Contributions as of the end of the Plan Year, reduced by the investment gain (or increased by the investment loss) allocated to such total amount for the Plan Year; and

       (b) adding to such sum, ten percent of the amount determined under (a) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution counting the month of distribution if distribution occurs after the 15th of such month.

6.7    Average Contribution Percentage (ACP) Tests

       For each Plan Year for which any Employer Matching ESOP Contributions are made to the Plan or any After-Tax Contributions are made to the Plan, the Plan shall satisfy one of the following Average Contribution Percentage tests for the Plan Year:

       (a) the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

       (b) the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by two, provided that the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year does not exceed the Average Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees by more than two percentage points.

6.8    Special Rules for ACP Tests

       In the case of any Eligible Employee who is a Highly Compensated Employee for a Plan Year and who is eligible to participate in more than one qualified plan maintained by the Employer or an Affiliate during the Plan Year, all matching contributions (as defined in Section 401(m)(4)(A) of the Code, other than Employer Matching ESOP Contributions under this Plan) and all employee contributions and any elective deferrals taken into account under 401(m)(3) of the Code shall be aggregated for purposes of determining the Eligible Employee's Contribution Percentage for the Plan Year. If the Highly Compensated Employee participates in two or more cash or deferred arrangements described in Section 401(k) of the Code maintained by the Employer that have different plan years, all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. In the event that this Plan satisfies the requirements of Section 401(a)(4), 401(m) or 410(b) of the Code only if aggregated with one or more other qualified plans, or if one or more other qualified plans satisfy the requirement of such sections of the Code only if aggregated with this Plan, then this Section VI shall be applied by determining the Contribution Percentages of Eligible Employees as if all such qualified plans were a single plan. For plan years beginning after December 31, 1989, qualified plans may be aggregated to satisfy Section 401(m) of the Code only if they have the same plan year.

6.9    Treatment of Employee Pre-Tax Contributions as Employer Matching
       Contributions

       The Employer may elect, in accordance with the regulations of the Secretary of Treasury under Section 401(m) of the Code, to treat all or a portion of the Pre-Tax Contributions as "Employer QMAC Contributions" for purposes of calculating the Contribution Percentages of Eligible Employees for the After-Tax Portion of the Plan for the Plan Year. Notwithstanding the preceding, the Employer may elect to treat Pre-Tax Contributions as Employer QMAC Contributions for purposes of calculating Contribution Percentages for the After-Tax Portion of the Plan only if one of the Average Actual Deferral Percentage Tests of Subsection 6.2 is satisfied before the Pre-Tax Contributions are treated as Employer QMAC Contributions for the Plan Year, and one of the Average Actual Deferral Percentage Tests of Subsection 6.2 for the After-Tax Portion of the Plan continues to be satisfied excluding the Pre-Tax Contributions treated as Employer QMAC Contributions for the Plan Year.

6.10   Correction of Excess Aggregate Contributions

       If the ESOP Portion of the Plan, or the After-Tax Portion of the Plan, does not satisfy one of the Average Contribution Percentages tests of Subsection
6.7 as of the end of a Plan Year, the Excess Aggregate Contributions for the applicable portion of the Plan for the Plan Year shall be forfeited or timely distributed to Highly Compensated

Employees in accordance with this Subsection 6.10. In the event Excess Aggregate Contributions are made to the applicable portion of the Plan for a Plan Year, the Excess Aggregate Contributions for the applicable portion shall be forfeited or distributed to Highly Compensated Employees (in the order of the contributions beginning with the largest amount) to the extent necessary to meet the requirements of Subsection 6.7. The amount of Excess Aggregate Contributions to be allocated to each Highly Compensated Employee for the Plan Year shall equal: (i) in the case of the After-Tax Portion of the Plan, the total After-Tax Contributions, including Pre-Tax Contributions treated as Employer QMAC Contributions under Subsection 6.9, and (ii) in the case of the Employer Matching ESOP Contributions Portion of the Plan, the total Employer Matching ESOP Contributions made, on behalf of the Highly Compensated Employee for the Plan Year, minus the amount determined by multiplying the Highly Compensated Employee's reduced Contribution Percentage (as determined above) by the Employee's Annual Earnings for the Plan Year. Excess Aggregate Contributions allocated to Highly Compensated Employees for a Plan Year, plus any income or minus any loss allocable thereto, must be forfeited to the extent attributable under Paragraph (g) below to Employer Matching ESOP Contributions that are not vested under Section IX, and otherwise distributed to Highly Compensated Employees no later than 12 months following the close of the Plan Year. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Aggregate Contributions attributable to each such Highly Compensated Employee. The determination of the amount of Excess Aggregate Contributions for a Plan Year shall be made after the determination of the amount of any Excess Contributions for the Plan Year. Employer Matching ESOP Contributions (plus any earnings attributable thereto) that have been made based on any After-Tax Contributions (or Pre-Tax Contributions recharacterized as After-Tax Contributions under Subsection 6.4) which must be refunded to Highly Compensated Employees as a result of a failure to satisfy the ACP tests described above, shall be forfeited.

6.11   Income or Loss Allocable to Excess Aggregate Contributions

       The income or loss allocable to the Excess Aggregate Contributions referred to above shall be calculated up to the end of the Plan Year preceding the date of distribution using any reasonable method for computing income or loss, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants' Accounts under the Plan. Notwithstanding the foregoing, the income or loss allocable to the amount of Excess Aggregate Contributions may be calculated by:

       (a) multiplying the total investment income or loss (including dividends, interest, realized gains or losses, and unrealized appreciation or depreciation) allocable to the Participant's After-Tax Contributions, Employer Matching ESOP Contributions and amounts treated as Employer Matching ESOP Contributions under Subsection 6.9 by a fraction, the numerator of which is the Excess Aggregate Contributions allocated to the Participant for the Plan Year, and the denominator of which is the total account balance attributable to the Participant's After-Tax Contributions, Employer Matching ESOP Contributions and amounts treated as Employer Matching ESOP Contributions under Subsection 6.9 as of the end of the Plan Year, reduced by the investment gain (or increased by the investment loss) allocated to such total amount for the Plan Year; and

       (b) adding to such sum, ten percent of the amount determined under (a) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution counting the month of distribution if distribution occurs after the 15th of such month.

6.12   Accounting for Excess Aggregate Contributions

       The amount of Excess Aggregate Contributions allocated to a Highly Compensated Employee for a Plan Year shall be attributed first to After-Tax Contributions by the Participant which are not matched by Employer Matching ESOP Contributions under Subsection 5.3. To the extent such Excess Aggregate Contributions exceed the Participant's After-Tax Contributions which are not matched, such Excess Aggregate Contributions shall be attributed to After-Tax Contributions which are matched by Employer Matching ESOP Contributions, Employer Matching ESOP Contributions and any amounts treated as Employer Matching ESOP Contributions under Subsection 6.9 in proportion to the amounts of such contributions on behalf of the Participant for the Plan Year.

6.13   Multiple Use of Alternative Limitation

       This Subsection 6.13 shall apply if one or more Highly Compensated Employees participates in this Plan and the sum of the Average Actual Deferral Percentage and the Average Contribution Percentage of those Highly Compensated Employees exceeds the Aggregate Limit, as defined below. For purposes of this Subsection 6.13, the

Average Actual Deferral Percentage of the Highly Compensated Employees shall be determined after any corrective measures as described in Subsection 6.4 are undertaken for the Plan Year. The Average Contribution Percentage of the Highly Compensated Employees shall be determined after any corrective measures as described in Subsections 6.9 and 6.10 are undertaken for the Plan Year. Notwithstanding the foregoing, this Subsection 6.13 shall not apply if either the Average Actual Deferral Percentage or the Average Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Average Actual Deferral Percentage and the Average Contribution Percentage of the Non-Highly Compensated Employees. The term "Aggregate Limit" shall mean the sum of:

       (a)  125 percent of the greater of:

            (i) the Average Actual Deferral Percentage for Eligible Employees who are Non-Highly Compensated Employees for the Plan Year; or

            (ii) the Average Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees for the Plan Year; plus

       (b) two plus the lesser of (i) or (ii) above, provided that in no event shall this amount exceed 200 percent of the lesser of (i) or (ii) above.

In the event that the Aggregate Limit is exceeded as of the end of any Plan Year, the Employer shall comply with the correction methods described in Treas. Reg. Section 1.401(m)-2(c).

6.14   Limitation on Contributions

       Notwithstanding anything to the contrary contained in Section IV, the "Annual Addition" for any Participant shall not exceed the amount determined hereunder. Annual Addition shall mean the sum of Employer Matching ESOP Contributions, Employee Pre-Tax and After-Tax Contributions and Forfeitures (except as provided in the following sentence) allocated on behalf of a Participant for a Plan Year, which is defined to be the limitation year. If the requirements of Subsection 5.6 are met with respect to Employer Matching ESOP Contributions that are deductible under Section 404(a)(9) of the Code, then Forfeitures of Stock acquired with the proceeds of a loan and contributions that are deductible under Section 404(a)(9)(B) of the Code and are charged against the Participant's Account shall be disregarded for purposes of the preceding sentence. The determination of the Annual Addition will be made as if the Plan and all Related Defined Contribution Plans were one plan, and any Participant contributions to Related Defined Benefit Plans will be treated as contributions to Related Defined Contribution Plans. "Related Defined Contribution Plan" means any other defined contribution plan maintained by an Employer. "Related Defined Benefit Plan" means any defined benefit plan maintained by an Employer or an Affiliate. Annual additions will be applied to the applicable Plan Year in accordance with Section 1.415-6(b) of the Treasury Regulations. Annual addition shall also include amounts allocated to an individual medical account, as defined in Section 415(l) of the Code which is part of a Related Defined Benefit Plan and amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Section 416(i)(1) of the Code) under a welfare benefit plan (as defined in Section 419A(d) of the Code) maintained by the Employer or an Affiliate. The annual addition for any Participant shall not exceed the lesser of (a) or (b) below:

       (a) $30,000. In the event of a short Plan Year, the maximum dollar limitation shall be divided by 12 and multiplied by the number of months in the short Plan Year.

       (b)  25% of the Participant's 415 Compensation.

"415 Compensation" means the total wages within the meaning of Section 3401(a) of the Code paid or made available to a Participant during the Plan Year for services rendered to an Employer as an Employee that are subject to withholding for federal income tax purposes (before taking into account any withholding exemptions) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed. Any Pre-Tax or After-Tax Contributions that cannot be allocated to a Participant because of the foregoing limitations (or that must be distributed in order to comply with such limitations), plus any gains attributable thereto, shall be returned to the Participant. If, as a result of the allocation of forfeitures or a reasonable error in estimating a Participant's Annual Earnings, Employer Matching ESOP Contributions or other Employer Contributions cannot be allocated to a Participant because of the foregoing limitations, such amounts, plus any gains attributable thereto, shall be applied to reduce Employer Matching ESOP Contributions in succeeding Plan years, in order of time.

For Participants whose benefits commenced prior to January 1, 2000, if a Participant also is or has been a participant in one or more Related Defined Benefit Plans, whether or not terminated, the projected annual benefit from such Related Defined Benefit Plans shall be reduced so that a "combined benefit factor" in excess of 1.0 shall not result. The combined benefit factor is the sum of (a) the defined benefit factor and (b) the defined contribution factor where:

            (i)    the defined benefit factor is a fraction

                   (A) the numerator of which is the Participant's projected annual benefit under all Related Defined Benefit Plans at the end of the limitation year of the Plan, and

                   (B)  the denominator of which is the lesser of

                        (1) 1.25 multiplied by the maximum allowable annual benefit under Sections 415(b)(1)(A) and 415(d) of the Code at the end of the limitation year of the Plan, or

                        (2) 1.4 multiplied by the maximum allowable annual benefit under Section 415(b)(1)(B) of the Code at the end of the limitation year of the Plan, and

            (ii)   the defined contribution factor is a fraction

                   (A) the numerator of which is the sum of the annual additions for such Participant under the Plan and all Related Defined Contribution Plans, whether or not terminated, for all such years during which he was a participant in such plans, and

                   (B) the denominator of which is the sum of the lesser of the amounts determined in (1) or (2) for the current year and each prior year during which the Participant was employed by the Employer or an Affiliate, regardless of whether or not a plan was in existence during those years:

                        (1) 1.25 multiplied by the maximum dollar limitation as defined in Paragraph (b)(i) above, or

                        (2) 1.4 multiplied by the compensation limitation as defined in Paragraph (b)(ii).

If the foregoing limitation should apply to a Participant, his benefits under any Related Defined Benefit Plan shall be limited before his benefits under a Related Defined Contribution Plan are limited, and his benefits under this Plan shall be limited before his benefits under any other Related Defined Contribution Plan are limited.

6.15   Recordkeeping Requirements

       The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of the Average Actual Deferral Percentage test and the Average Contribution Percentage test.

6.16   Other Requirements

       The determination and treatment of the Average Actual Deferral Percentage amounts and the Average Contribution Percentage amounts of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of Treasury.

                                   SECTION VII

                                   Accounting

7.1    Establishment of Separate Accounts by Recordkeeper

       In accordance with the directions of the Plan Administrator, the Recordkeeper shall Establish and maintain the following separate Accounts in the name of each Participant:

       (a) an "Employee Pre-Tax Contribution Account" to record the Participant's Pre-Tax Contributions to the Plan under Subsection 4.1, and the earnings, losses and expenses allocated thereto;

       (b) an "Employee After-Tax Contribution Account" to record the Participant's After-Tax Contributions to the Plan under Subsection 4.1, and the earnings, losses and expenses allocated thereto;

       (c) an "Employer Matching ESOP Contribution Account" to record any Employer Matching ESOP Contributions to the Plan under Subsection
            5.3 on behalf of the Participant and the earnings, losses and expenses allocated thereto (such account to include amounts, if any, previously allocated to Participants' ESOP Accounts under the ESOP and merged into This Plan as described in Section V hereof);

       (d) a "Rollover Contribution Account" to record any rollover contributions to the Plan on behalf of the Participant under Subsection 11.1 and the earnings, losses and expenses allocated thereto;

       (e) such other accounts as the Plan Administrator shall direct in accordance with the provisions of the Plan or the requirements of the Code.

In addition, the Recordkeeper shall establish subaccounts under the Accounts in Subparagraphs (a) and (b) above, to distinguish a Participant's Matched Contributions from his Voluntary Contributions, and the earnings, losses and expenses allocated thereto, and in Subparagraph (c) above, to distinguish between those shares acquired with proceeds from a Loan and those not so acquired.

7.2    Accounting for Participant Contributions Invested in Hartmarx Stock Fund

       The Participant's Account or Accounts which are invested in the Hartmarx Stock Fund, as described in Subsection 8.2, shall be credited as of each Calculation Date with the dollar amount of the contributions made by or on behalf of the Participant during the preceding Monthly Calculation Period. Such contributions shall be applied by the Trustee toward the purchase of the Company's common stock. Any Account of the Participant invested in the Hartmarx Stock Fund which has not been distributed on account of a termination of employment with the Employer and all Affiliates, or which has not been withdrawn pursuant to Section X, prior to any Calculation Date shall also be credited (or charged) with dividends, gains or losses on open market transactions (as measured against the ending valuation for such Calculation Date), other distributions (other than in Company common stock) received during the preceding Calculation Period on the Company's common stock held by the Trustee, and interest earned, if any, on any funds temporarily held by the Trustee in accordance with the Trust Agreement, in the proportion that the average of:

       (a) the value of the Participant's Account invested in the Hartmarx Stock Fund on such Calculation Date (without regard to Employer Matching ESOP Contributions and earnings posted thereto on such Calculation Date pursuant to this Subsection 7.2); and

       (b) the value (as of such Calculation Date) of the shares in such Account on the first day of the Calculation Period then ending (computed after taking into account any distributions pursuant to Section X), bears to the average value of the Accounts of all Participants invested in the Hartmarx Stock Fund on such Calculation Date and on the first day of such Calculation Period (similarly calculated), provided, however, that prior to making such allocation, the net earnings of the Hartmarx Stock Fund shall first be reduced by the portion thereof attributable to eligible rollover distribution amounts received by the Trustee during such Calculation Period. The net earnings determined to be attributable to such eligible rollover distribution amounts shall then be allocated to the Accounts of all Participants invested in the Hartmarx Stock Fund in the proportion that the credit balance thereof as of the last day of the Calculation Period then ending in each such Account of each such Participant bears to the total credit balances thereof as of the last day of such Calculation Period in the Accounts of all such Participants invested in the Hartmarx Stock Fund. Such Account shall then be credited as of each Calculation Date with shares of the Company's common stock (calculated to the third decimal place) valued at the average price per share of the Company's common stock purchased by the Trustee from the Company (and from the Accounts of terminated Participants) on account of the contributions made, and income earned, during such Calculation Period (which shares shall be allocated to such Accounts in proportion to the dollar balances in such Accounts), and the dollar amounts in such Account shall be reduced by the aggregate price of the stock so credited to such Account. In computing said aggregate price, the price per share of the Company's common stock purchased, or treated as having been purchased, by the Trustee pursuant to this Subsection 7.2 shall be equal to 90% (100%, with respect to amounts attributable to rollover contributions under Subsection 11.1) of the mean of the high and low prices for such share on the New York Stock Exchange-Composite Transactions, or other principal market quotation, on the day such share is purchased, or treated as having been purchased. For purposes of this Subsection 7.2, the aggregate amount of Pre-Tax Contributions and After-Tax Contributions made to the Hartmarx Stock Fund during each calendar month shall be applied (or treated as having been applied) by the Trustee to the purchase of shares of the Company's common stock (which shall be shares held in treasury or in the accounts of terminated Participants) as of the last day of such month. The Company may direct the Trustee to exercise rights to purchase stock of the Company. For purposes of this Subsection 7.2 the price of such stock shall be increased by the fair market value of such rights on the date of exercise and such fair market value shall be treated as a dividend.

7.3    Accounting for Investment Funds

       The Participant's Account or Accounts which are invested in an investment fund or funds other than the Hartmarx Stock Fund (hereinafter referred to as the "Investment Fund" or "Investment Funds") shall be credited as of each Calculation Date with all contributions made by or on behalf of the Participant during the preceding Calculation Period which the Participant has directed be invested in such Investment Fund. The Trustee shall determine following the close of each Calculation Period the adjusted net earnings of the Investment Fund for such Calculation Period, which shall be:

       (a) the interest received on investments of such Fund during such Calculation Period; gains realized from the sale, collection, exchange or distribution during such Calculation Period of assets of such Fund; and appreciation during such Calculation Period in fair market value of assets of such Fund at the close of such Calculation Period; less

       (b) the losses realized from the sale, collection, exchange or distribution during such Calculation Period of assets of such Fund; and depreciation during such Calculation Period in fair market value of assets of such fund owned at the close of such Calculation Period.

The fair market value of any nontransferable securities or obligations of or guaranteed by the United States of America, having a surrender value, shall be deemed to be the redemption value or cost during a nonredemption period. The adjusted net earnings of the Investment Fund shall be posted as of the last day of each Calculation Date as a credit or charge, as the case may be, to the Accounts of all Participants in such Investment Fund which have not been distributed on account of a termination of employment with the Employer and all Affiliates, or which have not been withdrawn pursuant to Subsection 10.7, prior to such Calculation Date, in the proportion that the average of:

       (a) the credit balance in the Participant's Account in such Investment Fund on such Calculation Date (without regard to earnings posted thereto on such Calculation Date pursuant to this Subsection 7.3); and

       (b) the credit balance in such Account on the first day of the Calculation Period then ending (computed after taking into account any distributions pursuant to Section X), bears to the average of the total credit balances in the Accounts in such Investment Fund of all Participants on such Calculation Date and on the first day of such Calculation Period (similarly calculated).

7.4    Accounting for Employer Matching ESOP Contributions

       As of each Monthly Calculation Date, each Participant's Employer Matching ESOP Contribution Account shall be credited with (i) the Participant's allocable share of Stock released from the Suspense Account and/or acquired with Additional Contributions (as defined in Subsection 5.4), which shall be in the same proportion as such Participant's Matched Contributions for the Monthly Calculations Period then ending bears to the aggregate Matched Contributions of all Participants for such Calculation Period, and/or (ii) Stock acquired by the ESOP Trustee with the Participant's allocable share of forfeitures during such Calculation Period. Each Participant's Employer Matching ESOP Contribution Account which has been distributed or withdrawn prior to a Daily Calculation Date shall also be credited (or charged) with dividends, gains or losses on open market transactions (as measured against the ending valuation for such Calculation Date), other distributions (other than in Stock) received during the Calculation Period then ending on Stock held by the ESOP Trustee, and interest earned, if any, on any funds temporarily invested by the ESOP Trustee in accordance with the ESOP Trust Agreement, in the proportion that the value of such Account on such

Calculation Date (but without regard to forfeitures, Stock and earnings posted to such Account on such Calculation Date pursuant to this Subsection) bears to the aggregate value of all Employer Matching ESOP Contribution Accounts on such Calculation Date. Stock credited to a Participant's Employer Matching ESOP Contribution Account shall be valued at the average price per share paid by the ESOP Trustee therefor and any dollar balance in such Account used to acquire such Stock shall be reduced by the aggregate price of the Stock so credited thereto. In computing the aggregate price of Sock acquired by the ESOP Trustee with the proceeds of Loan or pursuant to this Subsection, the price per share of such Stock shall be equal to 90% of the Fair Market Value on the day such share is purchased, or treated as having been purchased, by the ESOP Trustee.

                                  SECTION VIII

                    The Trust Funds and Investment of Assets

8.1    Receipt of Contributions by the Trustee

       All contributions to the Plan which are paid to the Trustee under Subsections 4.1, 5.3, and 11.1 shall be held in trust and managed by the Trustee in accordance with the terms and conditions of the Trust Agreements.

8.2    Investment of Plan Assets

       Subject to Subsection 8.3, all amounts which are allocated to the separate Accounts of a Participant shall be invested and reinvested in accordance with the Participant's investment instructions in one or more of the investment options made available by the Plan Administrator under the Plan and authorized under the Trust Agreement. The Plan Administrator shall make not less than 3 investment options available under the Plan. One of the investment options shall be the Hartmarx Stock Fund, the assets of which are primarily invested in shares of Hartmarx Corporation common stock. All investment directions by a Participant shall be made in accordance with rules and procedures prescribed by the Plan Administrator. A Participant shall be permitted to change investment directions both as to existing amounts credited to his separate Accounts under the Plan and future contributions by or on behalf of the Participant under the Plan, subject to the limitations described in Subsection 8.3, below. Any such change in investment directions shall be made in accordance with rules and procedures prescribed by the Plan Administrator. Notwithstanding the foregoing, the transfer of assets from any investment contract fund shall be subject to the restrictions set forth in the operative investment contract fund documents. To the extent such investments are directed by the Participant, the Trustee and other Plan fiduciaries are relieved of their fiduciary responsibilities to the extent provided in Section 404 of ERISA.

8.3    Employer Matching ESOP Contributions

       All Employer Matching ESOP Contributions shall be held in the ESOP Trust Fund and invested only in shares of Hartmarx Corporation common stock in accordance with the provisions of the ESOP Trust Agreement; provided, however, that Employer Matching ESOP Contributions attributable to a Participant who elects to diversify his Accounts in accordance with Subsection 5.8 shall be invested in any Investment Fund so elected by the Participant.

8.4    Investment Elections

       In accordance with rules established by the Plan Administrator and subject to Subsection 8.3, a Participant may elect to have his Account balances invested in one or more of the Investment Funds offered in even multiples of one percent. Amounts credited to a Participant's Accounts after his investment election shall be invested in accordance with that election, subject to any subsequent elections he makes under Subsection 8.5 and 8.6. Elections under this subsection and Subsections 8.5 and 8.6 must be made according to the procedures and deadlines established by the Plan Administrator, pursuant to one of the following methods:

       (a) in writing, by filing a written election form specified by the Plan Administrator; or

       (b) by telephone, through a telephone system designated by the Plan Administrator for this purpose; or

       (c) by any other method designated by the Plan Administrator for this purpose.

If the Plan Administrator in its discretion determines that elections under this Subsection 8.4 and Subsections 8.5 and 8.6 shall be made in a manner other than in writing, any Participant who makes an election pursuant to such method may receive written confirmation of such election; further, any such election and confirmation will be the equivalent of a writing for all purposes. In the event that a Participant fails to make an election under this Subsection 8.4, his Account balances will be invested in the investment election with the lowest market risk characteristics as determined by the Plan Administrator at its discretion.

8.5    Change in Investment Elections

       A Participant may elect to change his investment election at any time, subject to Subsection 8.3. Such change, however, shall apply with respect to all contributions made by or on behalf of the Participant including those made during the month of the effective date of the change, without regard to when the contributions are actually received by the Trustee.

8.6    Elections to Reallocate Balance Between Accounts

       On any business day a Participant may elect, not more frequently than as allowed by the Plan Administrator, to reallocate the balance in his Accounts in an Investment Fund from that Fund to one or more other Investment Funds made available by the Plan Administrator, subject to Subsection 8.3. The Participant's Accounts for the Investment Fund from which such reallocation is made will be charged, and his Accounts for the Investment Fund to which such reallocation is made will be credited, with the amount so reallocated in accordance with rules established by the Plan Administrator. Such transfers of balances in Subaccounts between Investment Funds shall be made on the last business day of the calendar month in which the Participant's reallocation election is properly made. The foregoing provisions of this subsection are contingent upon the availability of reallocations between Investment Funds under the terms of the investments made by each Investment Fund.

8.7    Statements to Participants

       Each Participant as of the end of each calendar quarter shall be informed by the Plan Administrator as soon as practicable thereafter, and in such manner as the Plan Administrator shall determine, as to the credit balance in the Participant's Accounts as of such day. Any such information furnished to any Participant shall in no way control or modify the provisions of this Section VIII.

8.8    Tender and Exchange Offers for Company Common Stock

       Each Participant (or, in the event of his death, his Beneficiary), as a named fiduciary, shall have the right, to the extent of the number of shares of vested and nonvested Company common stock credited to his Hartmarx Stock Fund Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to such shares. The Trustee shall use its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to stockholders of the Company in connection with any such tender or exchange offer. The Trustee shall respond as instructed with respect to such shares, and the Trustee shall have no discretion in such matter. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliate. If the Trustee shall not receive timely instruction from a Participant (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange such shares. Shares which have not yet been credited to the Hartmarx Stock Fund Accounts of Participants shall be tendered or exchanged by the Trustee in the same proportion as shares with respect to which Participants (or beneficiaries) have the right of direction are tendered or exchanged.

8.9    Voting of Company Common Stock

       Each Participant (or, in the event of his death, his Beneficiary), as a named fiduciary, shall have the right to direct the Trustee as to the manner in which vested and nonvested shares of Company common stock credited to his Hartmarx Stock Fund Account are to be voted on each matter brought before an annual or special stockholders' meeting of the Company. Before each such meeting of stockholders, the Trustee shall cause to be furnished to each Participant (or beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential directions on how such shares shall be voted on each such matter. The Trustee shall on each such matter vote such shares (including fractional shares) as directed, and the Trustee shall have no discretion in such matter. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliate. The Trustee shall also vote at any meeting such shares for which it has not received direction, and shares which have not yet been credited to the Hartmarx Stock Fund Accounts of Participants, in the same proportion as directed shares are voted.

                                   SECTION IX

                               Vesting of Accounts

9.1    Participant Contributions

       The interest of each Participant in his Accounts attributable to Pre-Tax Contributions and After-Tax Contributions and the interest of each such Participant in his Pre-Tax Contributions and After-Tax Contributions, if any, which are not yet credited to his account(s) shall be fully vested and non-forfeitable.

9.2    Employer Contributions

       The interest of each Participant in his Employer Matching ESOP Contribution Account, whenever and wherever made, and the earnings, if any, thereon, regardless of the Investment Fund in which such Account is invested, shall be fully vested and non-forfeitable upon the earliest to occur of:

       (a)  his completion of five Years of Vesting Service
       (b)  the date of his death
       (c)  the date on which he attains age 65
       (d)  his election of early retirement under the Retirement Income Plan
       (e)  the date on which a Change in Control of the Company occurs.

A Participant who is not 100% vested in the interest in his Employer Matching ESOP Contribution Account in accordance with the preceding sentence but who has completed at least three "Completed Years of Vesting Service" (as defined below) will nevertheless have a vested and nonforfeitable interest in such Account in the percentage shown in the following schedule based upon his Completed Years of Vesting Service:

       Completed Years
      of Vesting Service                         Percent Vested
---------------------------------                --------------

At least three but less than four                        33-1/3%
Four but less than five                                  66-2/3%
Five or more                                                100%

A Participant shall be credited with one Completed Year of Vesting Service for each full Computation Period of his participation in the Plan during which he makes the required contributions under the Plan as set forth in Subsection 4.1.

9.3    Breaks in Service

In the case of a Participant who has incurred five consecutive One Year Breaks in Service, Years of Vesting Service and Completed Years of Vesting Service completed by such Participant after such five consecutive One Year Breaks in Service shall be disregarded for purposes of determining his vested interest under Subsection 9.2 in the portion of the balance in his Employer Matching Contribution Account that accrued before such five consecutive One Year Breaks in Service. In the case of a Participant who has Incurred five consecutive One Year Breaks in Service and who has no nonforfeitable interest in his Employer Matching Contribution Account, Years of Vesting Service and Completed Years of Vesting Service completed by such Participant before such five consecutive One Year Breaks in Service shall be disregarded for purposes of determining his vested interest under Subsection 9.2 in the portion of the balance in his Account that accrues subsequent to such five consecutive One Year Breaks in Service. In the case of a Participant who has incurred a One Year Break in Service but not five consecutive One Year Breaks in Service, Years of Vesting Service and Completed Years of Vesting Service completed by such Participant prior to such One Year Break in Service shall be disregarded for purposes of determining his vested interest under Subsection 9.2 until such Participant shall have completed a Year of Vesting Service during a Plan Year after the Plan Year in which such One Year Break in Service was incurred.

                                   SECTION X

                          Distributions and Withdrawals

10.1   Retirement of Participant

       If a Participant retires under the retirement provisions of the Retirement Income Plan, such Participant shall be entitled to distribution from the Trust Fund in a lump sum payment of the amount to the credit of the Participant's Accounts plus cash equal to the amount of any contributions made by or on behalf of the Participant which have not been credited to the Participant's Accounts. The Participant's Accounts shall be distributed in accordance with the provisions of Subsection 10.6.

10.2   Death of a Participant

       Upon the death of a Participant, the amount to the credit of the Participant's Accounts plus cash equal to the amount of any contributions made by or on behalf of the Participant and not previously credited to the Participant's Accounts will become distributable to or for the benefit of the Participant's Beneficiary in the form of a lump sum payment.

10.3   Other Termination of Employment: Vested Participant

       If a Participant shall cease to be an Employee for any reason (other than retirement under the retirement provisions of the Retirement Income Plan or death) after having become vested in any portion of his Employer Matching ESOP Contribution Account, the Participant shall be entitled to a distribution from the Trust Fund, in accordance with the provisions of Subsection 10.6, of the vested portion of all of the Participant's Accounts.

10.4   Other Termination of Employment: Non-Vested Participant

       If a Participant shall cease to be an Employee for any reason (other than retirement under the retirement provisions of the Retirement Income Plan or death) before becoming vested in any portion of his Employer Matching ESOP Contribution Account and the earnings, if any, thereon, the Participant shall be entitled to distribution from the Trust Fund of the amount to the credit of the Participant's Accounts attributable to his Pre-Tax Contributions and After-Tax Contributions plus the amount of any of his Pre-Tax Contributions or After-Tax Contributions which have not been credited to the Participant's accounts and any rollover contributions, which shall be paid to him in accordance with Subsection
10.6. The amount to the credit of the Employer Matching ESOP Contribution Account of a Participant who is not vested and the earnings, if any, thereon, together with any such Employer Matching ESOP Contributions made on behalf of the Participant and not credited to the Participant's Accounts shall be forfeited in accordance with Subsection 10.5.

10.5   Forfeiture Accounts and Forfeitures

       The nonvested portion of a Participant's Employer Matching ESOP contribution Account plus any such Employer Matching ESOP Contributions made on his behalf and not previously credited to his Employer Matching ESOP Contribution Account which are not distributable under the provisions of Subsections 10.3 and 10.4 shall be credited to a Forfeiture Account established and maintained by the Trustee in the Participant's name as of the Calculation Date coincident with or next following his termination date (before adjustments then required under the Plan have been made). The Forfeiture Account shall be invested in the Hartmarx Stock Fund or, in the case of a Participant who previously elected to diversify his Accounts in accordance with Subsection 5.8, in the Investment Fund or Funds previously elected by the Participant. Until distributed as hereinafter provided, the Forfeiture Account shall be subject to the provisions of Section VII. If the Participant does not return to employment with an Employer or an Affiliate prior to incurring five consecutive One Year Breaks in Service, the balance in his Forfeiture Account determined as of the Calculation Date coincident with or next following the date on which he incurs the fifth consecutive One Year Break in Service will be a Forfeiture. If the Participant returns to employment with an Employer or an Affiliate prior to the occurrence of five consecutive One Year Breaks in Service, such Forfeiture Account shall be maintained on his behalf. The amount ("X") attributable to his Forfeiture Account and payable at the time his participation in the Plan subsequently terminates shall be determined (prior to 100% vesting) in accordance with the following formula: X = P(AB + D) - D, in which P is the vested percentage (based on all of the Participant's Years of Vesting Service) at the time of the subsequent termination; AB is the total of the Participant's Forfeiture Account balance at that time; and D is the amount previously distributed. Forfeitures occurring under this Subsection 10.5 shall be applied to pay administrative costs of the Plan and to the extent not used to pay such costs, shall be used to reduce the Employer Matching ESOP Contributions described in Subsection 5.3 in succeeding Plan Years, or shall be allocated ratably to the Participants employed by such Employer during the Plan Year in the proportion that each such Participant's Annual Earnings for the Plan Year bears to the total Annual Earnings for such Plan Year of all Participants employed by such Employer during such Plan Year. All increases in benefits provided in this Subsection 10.5 are subject to the provisions of Subsection 6.14.

10.6   Manner and Form of Distribution

       Except as otherwise provided in Subsection 10.5, the vested amount to the credit of a Participant's Accounts shall be determined as of the Calculation Date coincident with or next preceding the date of his retirement, termination or death and after all adjustments required under the Plan have been made. All benefits shall be paid in a lump sum. If a Participant's vested Account balances do not exceed $5,000 (or such higher amount as may be permitted by applicable law or regulation) and have become distributable pursuant to this Section X, such vested Account balances shall be distributed without the Participant's or Beneficiary's consent as soon as practicable after the date of the Participant's retirement, termination or death. If the value of a Participant's vested Account balances exceeds $5,000 (or such higher amount as may be permitted by applicable law or regulation) and have become distributable pursuant to this Section X, then distribution of such Participant's vested Account balances shall not be made without his consent before his 65th birthday or death. If the Participant elects, his vested Account balances that have become distributable in accordance with this Section X shall be distributed as soon as authorized distribution directions have been received by the Trustee. Notwithstanding the foregoing, the distribution of benefits under the Plan shall begin earlier if any of the following provisions applies:

       (a) payments to a Participant shall commence no later than April 1 of the calendar year next following the later of the calendar year in which such Participant attains age 70-1/2 or the calendar year in which he ceases to be an Employee;

       (b) payments to a Participant who is a "five percent owner" (within the meaning of Section 416(i) of the Code) shall commence no later than April 1 of the calendar year next following the calendar year in which he attains the age of 70-1/2;

       (c) unless the Participant who is entitled to a distribution pursuant to this Section X otherwise elects, the payment of benefits under the Plan will begin not later than the 60th day after the latest of the close of the Plan Year in which occurs:

            (i)    the date on which the Participant attains age 65;

            (ii)   the date on which the Participant terminates or retires; and

       (d) if distribution of a Participant's vested Account balances has not commenced prior to such Participant's death, then the Participant's vested Account balances shall be distributed within five years of his date of death to his Beneficiary in a lump sum payment.

Notwithstanding the foregoing, all distributions made pursuant to the Plan shall be determined and made in accordance with Section 401(a)(9) of the Code and regulations issued thereunder, including the minimum distribution incidental benefit requirement of Proposed Treasury Regulations Section 1.401(a)(9)-2 and these provisions shall override any inconsistent distribution provisions contained in the Plan. Participants and Beneficiaries are required to maintain a current post office address on file with the Plan Administrator. If benefits remain to be paid with respect to a Participant or Beneficiary at a time when the Plan Administrator is unable to locate the Participant or Beneficiary or following the death of the Participant or Beneficiary, then the Plan Administrator shall cause the Participant's or Beneficiary's benefits to be treated as a forfeiture if at the expiration of five (5) years after they shall become payable, the benefits shall remain unpaid after the Plan Administrator has sent a registered letter, return receipt requested, to the last known address of the Participant or Beneficiary of his entitlement to benefits and after further diligent effort by the Plan Administrator to ascertain the whereabouts of such person. In the event the Participant or Beneficiary is subsequently located, such benefits shall be restored. Distribution of a Participant's Accounts under this Subsection 10.6, and withdrawals under Subsection 10.7 hereof, shall be made as follows:

       (a) the Participant's Accounts invested in Investment Funds other than the Hartmarx Stock Fund Account, if any, shall be distributed in cash; and

       (b) the Participant's Accounts invested in the Hartmarx Stock Fund shall be distributed in full shares of the Company's common stock (with cash in lieu of a fractional share) plus any cash balance in such Account unless the Participant elects to have part or all of the distribution made in cash, in which case cash equivalent to the fair market value of such shares of the Company's common stock as of the date on which authorized distribution directions are processed by the Trustee, shall be distributed in lieu of such shares.

There shall also be distributed cash equal to the amount of any After-Tax or Pre-Tax Contributions made by or on behalf of the Participant which have not been credited to the Participant's Accounts.

10.7   Non-Emergency and Non-Hardship Withdrawals

       As of any Calculation Date, a Participant may, while continuing as an Employee of the Employer, elect to withdraw (in accordance with Subsection 10.6) the following amounts as of the date that authorized withdrawal directions have been received by the Trustee, after all adjustments required under the Plan have been made:

       (a) the entire amount of his After-Tax Contributions including the earnings, if any, thereon and, if the Participant is 100% vested in his Accounts, the entire amount of his vested Employer Matching ESOP Contributions and the earnings, if any, thereon then credited to the Participant's Accounts; plus

       (b) cash equal to the entire amount of the Participant's After-Tax Contributions which have not yet been credited to the Participant's Accounts;

provided, however, that a Participant who has attained age 59-1/2, while continuing as an Employee of the Employer, must also withdraw (in accordance with Subsection 10.6) the entire amount of Pre-Tax Contributions and the earnings, if any, thereon then credited to the Participant's Accounts, plus cash equal to the amount of any Pre-Tax Contributions made for the Participant which have not been credited to the Participant's Accounts. The amount so determined shall be reduced by the amount of payments made to or on behalf of the Participant, if any, and not previously charged to his Accounts. Payment of withdrawals shall be made contingent upon the receipt and approval by the Plan Administrator of the Participant's signed request for such withdrawal. Subject to Subsection 10.8, if a Participant makes a withdrawal under this Subsection 10.7, he may not make contributions to the Plan, or be entitled to Employer Matching ESOP Contributions, during the twelve (12) months next succeeding the month in which such amount is withdrawn.

10.8   Withdrawal of Voluntary After-Tax Contributions

       As of any Calculation Date, a Participant may, while continuing as an Employee of the Employer, elect to withdraw (in accordance with Subsection 10.6) all or a portion of his Voluntary After-Tax Contributions in which case the twelve (12) month waiting period referenced in Subsection 10.7 above will be waived for the case of the first withdrawal in any six (6)-month period of all or any portion of such Voluntary Contributions.

10.9   Hardship Withdrawals

       In the event a Participant suffers an immediate and heavy financial need (as defined below), he may, while continuing as an Employee of the Employer, make a Hardship Withdrawal under this Subsection 10.9 if, after receiving a Participant's application for such a withdrawal (on a form provided by the Plan Administrator and completed by the Participant for that purpose) and according to uniform nondiscriminatory standards which involve consideration of a Participant's immediate financial needs and other pertinent facts and circumstances, the Plan Administrator, in its sole discretion, shall determine that:

       (a) the Participant has incurred an immediate and heavy financial need for funds; and

       (b) the amount necessary to satisfy such financial need is not reasonably available from other resources of the Participant.

For these purposes, an immediate and heavy financial need shall mean the following:

       (a)  expenses incurred or necessary for medical care, described in
            Section 213(d) of the Code, of the Participant or the Participant's spouse, children or dependents;

       (b) the purchase (excluding mortgage payments) of the principal residence of the Participant;

       (c) payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant or the Participant's spouse, children, or dependents; and

       (d) the need to prevent the eviction of the Participant from, or foreclosure on the mortgage of, the Participant's principal residence.

       No Hardship Withdrawal shall exceed the amount required to meet the financial need created by such hardship. For purposes of this Subsection 10.9, a distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

       (a) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans from the Plan and any other plans maintained by the Employer or an Affiliate;

       (b) all plans maintained by the Employer or an Affiliate provide that the Participant's elective deferrals and employee contributions will be suspended for twelve months after the receipt of the hardship distribution;

       (c) the distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

       (d) all plans maintained by the Employer or an Affiliate provide that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under
            Section 402(g) of the Code for such taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

If the withdrawal constitutes a Hardship Withdrawal, a Participant who has not yet attained age 59-1/2 may elect to withdraw (in accordance with Subsection 10.6) all or any portion of his Pre-Tax Contributions then credited to the Participant's Accounts as of the Calculation Date coincident with or next preceding the withdrawal date, including any earnings attributable thereto which were allocated to the Participant's Accounts as of December 31, 1988 (but not the earnings allocated thereafter), plus cash equal to the amount of the Participant's Pre-Tax Contributions which have not yet been credited to his Accounts, provided, however, that the amount of the withdrawal may not exceed the amount required to meet the immediate financial need created by the hardship. No Participant shall be permitted more than two (2) Hardship Withdrawals, nor shall a Hardship Withdrawal be approved by the Plan Administrator more often than once every five years with respect to any Participant. If a Participant makes a withdrawal under this Subsection 10.9, he may not make contributions to the Plan, or be entitled to Employer Matching ESOP Contributions, during the twelve (12) months next succeeding the month in which such amount is withdrawn.

10.10  Emergency Withdrawals

       In the event a Participant suffers an immediate and heavy financial need as defined in Subsection 10.9 above, such Participant may, while continuing in the employ of the Employer, instead of making a Hardship Withdrawal, make an Emergency Withdrawal. In an Emergency Withdrawal, a Participant may not withdraw his Pre-Tax Contributions but rather may withdraw only those amounts described in Subsection 10.7 above, provided, however, that the amount of the withdrawal may not exceed the amount required to meet the immediate financial need created by the emergency. A withdrawal under this Subsection 10.9 shall be deemed to constitute an Emergency Withdrawal only if, after receiving a Participant's application for such a withdrawal (on a form provided by the Company and completed by the Participant for that purpose) and according to uniform nondiscriminatory standards which involve consideration of a Participant's immediate financial needs and other pertinent facts and circumstances, the Plan Administrator, in its sole discretion, shall determine that such withdrawal is precipitated by an emergency affecting the Participant or a member of his immediate family. No Participant shall be permitted more than two (2) Emergency Withdrawals, nor shall an Emergency Withdrawal be approved by the Plan Administrator more often than once every five (5) years with respect to any Participant. In the event of an Emergency Withdrawal, the twelve (12)-month waiting period referenced in Subsections 10.7 and 10.9 above will be waived.

10.11  Beneficiary

       Upon receipt of notification from the Employer that he has qualified for participation in the Plan, a Participant shall designate, on forms provided for that purpose by the Plan Administrator, a Beneficiary who may become entitled to receive benefits under this Plan provided that in the case of a Participant who is legally married on the date of his death, the Participant's Beneficiary shall be his spouse unless such spouse validly consents in writing to a different Beneficiary designation or the Participant establishes to the satisfaction of the Plan Administrator that the consent cannot be obtained because there is no spouse, or the spouse cannot be found. Such consent shall be valid only if it acknowledges the effect of such designation and is witnessed by a Plan representative or a notary public. The designation of a Beneficiary shall not be effective for any purpose unless and until it has been received by the Plan Administrator on the prescribed form and entered in the Plan Administrator's records. Subject to the preceding provisions of this Subsection 10.11, a Participant may, from time to time, change the Beneficiary without notice to such Beneficiary under such rules and regulations as the Plan Administrator may from time to time provide. If a Participant fails to designate a Beneficiary, or if any such designation is ineffective, or if a Participant's designated Beneficiary has predeceased the Participant, then the balance in such Participant's Accounts shall be paid to the first of the following then surviving in the following order and priority: the spouse, children (in equal shares), parents (in equal shares), brothers and sisters (in equal shares), and the estate of the Participant.

10.12  Missing Beneficiaries and Participants

       While a Participant is alive, he must file with the Plan Administrator from time to time in writing his own and each of his named Beneficiaries' post office addresses and each change of post office addresses. After the Participant's death, the Participant's named Beneficiary or Beneficiaries shall be responsible for filing such information with the Plan Administrator. A communication, statement or notice addressed to a Participant or Beneficiary at his last post office address filed with the Plan Administrator or if no address is filed with the Plan Administrator then at his last post office address as shown on the Employer's records, will be binding on the Participant and his Beneficiary for all purposes of the Plan. Neither the Trustee nor any of the Employers is required to search for or locate a Participant or Beneficiary. If the Plan Administrator notifies a Participant or Beneficiary that he is entitled to a payment and also notifies him of this subsection, and the Participant or Beneficiary fails to claim his Account balances or make his whereabouts known to the Plan Administrator within three years after the notification, the Account balances of the Participant or Beneficiary may be disposed of in an equitable manner permitted by law under rules adopted by the Plan Administrator.

10.13  Facility of Payment

       Whenever, in the Plan Administrator's opinion, a person entitled to receive any payment is under a legal disability, or is incapacitated in any way so as to be unable to manage his financial affairs, the Plan Administrator may direct the Trustee to make the payment to such person, or to his legal representative, or to a relative or friend of such person for his benefit, or the Plan Administrator may direct the Trustee to apply the payment for the benefit of such person in such manner as the Plan Administrator considers advisable. Any payment made in accordance with the provisions of this Subsection
10.13 shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

                                   SECTION XI

                                    Rollovers

11.1   Receipts from Other Plans

       The Trustee is authorized to receive amounts payable to Participants of this Plan which constitute Eligible Rollover Distributions, as that term is defined in Subsection 11.2 below. The Company, in its sole discretion, may permit the transfer, to the Trustee of this Plan, of any amounts a Participant is entitled to receive as are Eligible Rollover Distribution from a "Qualified Retirement Plan", as that term is defined below, subject to the following conditions:

       (a) such amounts may be accepted by the Trustee only on the date designated by the Company for that purpose;

       (b) the amount so transferred shall not exceed the portion of such distribution which is includible in gross income (determined without regard to Section 402(c)(1) of the Code); and

       (c) the transfer must be made within sixty (60) days following the date the Participant was entitled to receive such eligible rollover distribution.

       (d) the term "Qualified Retirement Plan" shall mean any retirement plan which the Plan Administrator can reasonably conclude is an annuity plan described in Section 403(a) of the Code, or a qualified plan described in Section 401(a) of the Code.

Amounts received by the Trustee pursuant to this Section XI shall not be considered to be a contribution of the Participant or of the Employer for any purpose under this Plan. The Participant will be 100% vested in all amounts transferred to the Trustee in accordance with this Section XI. If the Plan Administrator determines that any amount received by the Trustee does not constitute a valid Eligible Rollover Distribution, such amount, adjusted for any earnings thereon, shall be distributed by the Trustee at the direction of the Plan Administrator.

11.2   Direct Rollovers to Other Plans

       This Subsection 11.2 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary which would otherwise limit a distributee's election under this Subsection 11.2, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution, as defined below, paid directly to an Eligible Retirement Plan, as that term is defined below, specified by the distributee in a direct rollover. The distributee shall be limited to a single direct rollover for each eligible rollover distribution. For purposes of this Section XI, the following definitions shall apply:

            (i) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent that such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution which is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

            (ii) "Eligible retirement plan": An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                   Section 408(b) of the Code, an annuity plan described in
                   Section 403(a) of the Code, or a qualified plan described in
                   Section 401(a) of the Code which accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

            (iii) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

            (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   SECTION XII

                                Trust Agreements

12.1   Trustee

       The Company has entered into one or more Trust Agreements with a Trustee or Trustees selected by the Company to manage and operate the Trust Fund under this Plan. A Trustee may be removed, the number of Trustees may be changed, and any successor Trustee may be appointed by Company. All rights which may accrue to any person under this Plan shall be subject to all the terms and provisions of the Trust Agreement or Trust Agreements as amended from time to time.

12.2   Irrevocability

       The Employer shall have no right, title or interest in the Trust Fund or in any part thereof and no part of the Trust Fund shall revert to the Employer; provided, however:

       (a) in the case of an Employer contribution which is made by virtue of a mistake of fact, this Subsection 12.2 shall not prohibit the return of such contribution to the Employer within one year after the mistake is discovered and made known to the Employer;

       (b) if the Plan does not qualify under applicable provisions of the Code, this Subsection 12.2 shall not prohibit the return of such contribution to the Employer within one year after the date such non-qualification of the Plan is made known to the Employer; and

       (c) to the extent a deduction for an Employer's contribution to the Plan is disallowed, this Subsection 12.2 shall not prohibit the return to such Employer of such contribution (to the extent not deductible), within one year after such deduction is disallowed.

12.3   No Guaranty of Interests

       Neither the Trustee nor the Employer in any way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee any payment to any person. The liability of the Trustee and the Employer to make any payment is limited to the available assets of the Trust Fund.

12.4   No Interest in Employer

       The Employer shall have no right, title or interest in the Trust Fund, nor will any part of the Trust Fund at any time revert or be repaid to an Employer, unless:

       (a) The Internal Revenue Service initially determines that the Plan does not meet the requirements of Section 401(a) of the Code, in which event the assets of the Trust Fund attributable to the contributions made to the Plan by the Employer with respect to whom such determination is made shall be returned to them; or

       (b) Any portion of a contribution is made by an Employer by mistake of fact and such portion is returned to the Employer within one year after payment to the Trustee; or

       (c) A contribution conditioned on the deductibility thereof is disallowed as an expense for federal income tax purposes and such contribution (to the extent disallowed) is returned to the Employer within one year after the disallowance of the deduction.

The amount of any contribution that may be returned to the Employer pursuant to subparagraph (b) or (c) above must be reduced by any portion thereof previously distributed from the Trust Fund to Participants or their Beneficiaries and by any losses of the Trust Fund allocable thereto, and in no event may the return of such amount cause any Participant's Account balance to be less than the amount that such balance would have been had the contribution not been made under the Plan.

12.5   ESOP Trust Agreement

       The ESOP Trust Agreement shall provide that:

       (a) the ESOP Trust Fund shall be invested by the ESOP Trustee primarily in Stock;

       (b)  the proceeds of any Loan shall be invested solely in Stock;

       (c) the ESOP Trustee may temporarily hold in cash or invest in bank deposits bearing a reasonable rate of interest and which may be liquidated on not more than one day's notice or in demand notes and interests in demand notes issued by corporations whose demand notes constitute prudent investments such amounts as are:

            (i) required to be held pending execution of orders for the purchase of Stock and

            (ii) reasonably required to provide cash for distributions as provided in Section X; and

       (d) purchases of Stock by the ESOP Trust Fund shall be made at a price that, in the good faith judgment of the appropriate fiduciary (which in the case of purchases from the Company shall be the ESOP Trustee), does not exceed the Fair Market Value of the Stock.

       (e) the ESOP Trustee is specifically authorized to borrow funds (including borrowing from the Company or other Employer) to acquire Stock or repay a prior Loan incurred to acquire Stock, subject to the following conditions:

            (i) any Loan to the ESOP Trust Fund and acquisition of Stock with the proceeds thereof shall be at the direction of the Plan Administrator;

            (ii)   the term of the Loan shall be for a definite period;

            (iii) the interest rate on the Loan may not exceed a reasonable rate of interest;

            (iv) any collateral pledged to a creditor shall consist only of Stock purchased with the proceeds of the Loan or Stock used as collateral on a prior Loan that is being repaid with the proceeds of the current Loan;

            (v) under the terms of the Loan, the creditor shall have no recourse against the ESOP Trust Fund except with respect to such collateral, Employer contributions made hereunder (other than contributions of Stock), and earnings attributable to such collateral and to the investment of such contributions;

            (vi) the Loan shall be repaid only from the proceeds of the Loan, from Employer contributions hereunder (other than contributions of Stock) and earnings attributable to the investment thereof, and from any earnings on collateral given for the Loan;

            (vii) upon the payment of any portion of the balance due on the Loan, a pro rata portion (as determined pursuant to Subsection 5.5 and regulations promulgated under ERISA and the Code) of the Stock originally acquired with the proceeds of the Loan shall be released from encumbrance; and

            (viii) in the event of default under the Loan, the value of the assets of the ESOP Trust Fund transferred in satisfaction of the Loan may not exceed the amount of the default.

       (f) the Company may direct the Trustee to exercise rights to purchase Stock. For purposes of this Subsection, the price of such Stock shall be increased by the Fair Market Value of such rights on the date of exercise and such Fair Market Value shall be treated as a dividend.

                                  SECTION XIII

                  Pledge or Alienation of Accounts or Benefits

13.1   General Rule: Pledge or Alienation Prohibited

       Except as provided in this Section XIII or as otherwise required by the tax withholding provisions of the Code or of a state's income tax act, neither a Participant's Accounts nor any claim payable under this Plan may ever be assigned, transferred, encumbered, or alienated, or be in any manner liable for or subject to the debts or liabilities of any Participant, former Participant, retired Participant, or Beneficiary.

13.2   Exception: Authorized Borrowing from Trust Fund

       Subject to the requirements of the Code and the regulations promulgated thereunder from time to time, a Participant may borrow from the Trust Fund, a portion of the Pre-Tax Contributions and After-Tax Contributions and the earnings, if any, thereon then credited to his Accounts, provided, that the amount of any such loan, when added to the outstanding balance of all other loans to the Participant from the Plan and any other qualified plans of the Employer or an Affiliate, shall not be less than $500 and shall not exceed the lesser of:

       (a) 50% of the value of such Pre-Tax Contributions and After-Tax Contributions and earnings, if any, thereon, under such plans as of the date of the loan; or

       (b) $50,000 reduced by the excess (if any) of the highest outstanding balance of all loans to the Participant from such plans during the one-year period ending on the day before the loan was made over the outstanding balance of all loans to the Participant from such plans on the date on which the loan was made.

A Participant may have only one outstanding loan at a time, except that a maximum of two loans may be granted when one loan is for the purchase of the Participant's primary residence or in the case of a financial emergency, as determined by the Plan Administrator in its sole discretion. Each such loan shall be evidenced by a written note providing for:

       (a) substantially level amortization of principal and interest over a period of five years or less (or up to 15 years, if the loan is being used to acquire the Participant's principal residence);

       (b) repayment at fixed intervals, not less frequently than quarterly, to a separate "Loan Fund Account" established for the Participant; and

       (c) a reasonable rate of interest and a loan administration fee, if any, to be determined by the Plan Administrator at the time such loan is made.

The terms and conditions on which the Plan Administrator shall approve loans under the Plan shall be applied on a uniform and reasonably equivalent basis with respect to all Participants and Beneficiaries who are "parties in interest" as defined in Section 3(14) of ERISA. Loans shall not be made available to Highly Compensated Employees in percentages greater than the percentages made available to other employees. Each loan shall be adequately secured within the meaning of Section 4975(d) of the Code and such security shall include the pledge of all of the Participant's right, title and interest in the Plan. On or before the date of the loan, the Participant's Accounts shall be converted to cash (converting, in the following order and on a pro rata basis, any After-Tax Contribution Accounts (first, Voluntary Contributions subaccounts, then Matched Contributions subaccounts), any Pre-Tax Contribution Accounts (first Voluntary Contributions subaccounts, then Matched Contributions subaccounts) and any Rollover Contribution Accounts) and such cash credited to the Participant's Loan Fund Account, until the cash balance of the Loan Fund Account is sufficient to fund the loan. Employer Matched Contributions and the earnings, if any, thereon may not be borrowed by the Participant. All loan payments by the Participant shall be made to his Loan Fund Account and on each Calculation Date the cash balance of such Loan Fund Account shall be credited to the Participant's Accounts in the same proportion as the Participant's current contributions are credited. If a Participant shall default on the repayment of any such loan, the unpaid portion of the principal thereof, shall be immediately due and payable in accordance with the rules established by the Plan Administrator. The Plan Administrator shall take any and all actions necessary and appropriate to enforce collection of the unpaid loan, although foreclosure on the Participant's promissory note and attachment of the Plan's security shall not occur until a distributable event occurs under the Plan. If any loan made to a Participant remains unpaid on the date payment of Plan benefits are to be made or commence to or on behalf of such Participant, an amount equal to the unpaid portion of the principal thereof shall be deducted from the amounts otherwise payable to or on account of the Participant under the Plan and the amount shall be deemed and accounted for as a distribution to or on behalf of the Participant.

13.3   Exception: Qualified Domestic Relations Orders

       All or any portion of a Participant's Accounts which would otherwise be paid to the Participant pursuant to the terms of the Plan may be paid to an "alternate payee" (as defined in Section 414(p) of the Code) if the Plan is required to make such payment pursuant to a court order which the Plan Administrator first determines to be a "qualified domestic relations order" (as defined in Section 414(p) of the Code). The Plan Administrator in its discretion may maintain an Account for an alternate payee to which any amount that is to be paid to such payee from a Participant's Account will be credited. The alternate payee for whom such Account if maintained may exercise the same elections with respect to the fund(s) in which the Account will be invested as would be permissible for a Participant in the Plan. Further, the alternate payee may name a Beneficiary, to whom the balance in the Account is to be paid in the event the alternate payee should die before complete payment of the Account has been made. Distribution of the alternate payee's account shall be made in accordance with the terms of the Plan. Upon making any payment to any alternate payee pursuant to this Subsection 13.3, the Plan shall be released from all liability to the Participant and any other person or entity claiming any interest with respect to such payment.

13.4   Exception: Court Order

       A Participant's Account under the Plan may be offset by amounts that the Participant is ordered or required to pay to the Plan under a court order or requirements to pay that arises from a judgment or conviction for a crime involving the plan, a civil judgment (including a consent order or decree) entered by a court in any action brought in connection with a breach of fiduciary duty under ERISA, or a settlement agreement between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation in connection with a breach of fiduciary duty under ERISA.

                                   SECTION XIV

                                 Administration

14.1   Plan Administrator's Duties

       The Plan shall be administered by the Plan Administrator in its complete discretion. At any time that the Plan Administrator is a committee of one or more persons, a member of the committee may resign upon 10 days' prior notice to the Board of Directors and a member of the committee may be removed by the Board of Directors at any time.

14.2   Powers and Duties

       The Plan Administrator shall have such discretionary powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

       (a) to construe and interpret the Plan, including doubtful or disputed provisions; to determine all benefits, including factual questions relating to the payment of benefits and eligibility for benefits; to determine the amount, manner and time of payment of any benefits hereunder; to determine other rights of Employees and Participants; and to remedy ambiguities, inconsistencies or omissions;

       (b) to prescribe procedures consistent with the Plan's terms to be followed by Participants and Beneficiaries in filing applications for benefits and, as may be necessary, for the efficient administration of the Plan;

       (c) to make a determination as to the right of any person to a benefit and to administer the claims procedure set forth in Subsection 19.6;

       (d) to request and receive from the Employers and from Employees such information as shall be necessary for the proper administration of the Plan;

       (e) to prepare, file and distribute such reports, summaries, descriptions and other materials as may be required by ERISA or other applicable laws;

       (f) to furnish the Employers, upon request, such reports and information with respect to the administration of the Plan and investments of the Plan as are reasonable and appropriate;

       (g) to appoint or employ any agents it deems advisable, including legal counsel and to allocate or delegate to them such powers, rights and duties as the Plan Administrator considers necessary or advisable to properly carry out the administration of the Plan;

       (h) to issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the Plan;

       (i) to receive and review reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee; and

       (j) during any period when a person other than the Company is acting, to report to the Board of Directors of the Company on such dates as the Board requests or to such person or persons as the Board designates about any significant problems which have developed in connection with the administration of the Plan and any recommendations as to the amendment of the Plan or the modification of Plan administration.

Benefits under this Plan will be paid only if the Plan Administrator decides in its discretion that the applicant is entitled to them.

14.3   Specific Delegation by Plan Administrator

       During any period in which the Company is acting as Plan Administrator, an officer of the Company designated by its Chairman or President shall cause benefits to be paid to persons entitled thereto, shall establish and maintain operational rules and procedures that are consistent with the provisions of the Plan, shall maintain or cause to be maintained all necessary records and accounts and shall from time to time deliver such reports to participants and government agencies as shall be required by law or useful in administering the Plan and providing information to Participants and Beneficiaries. Each of the Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President, the General Counsel, the Secretary, the Treasurer and the Controller of the Company are authorized to give such necessary and appropriate directions to the Trustee or Trustees under the Trust Agreement which implements the Plan as may be required for the proper administration of the Plan.

14.4   Quorum

       At any time that the Plan Administrator is a committee, this Subsection
14.4 shall apply. The action of a majority of the members of the committee at the time acting hereunder, and any instrument executed by a majority of such members whether signed as a single document or concurrent documents, shall be considered the action or instrument of the Plan Administrator. Action may be taken by the committee at a meeting or in writing without a meeting; however, no member of the committee shall vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan. If the committee shall be evenly divided on any question, the decision of the Board of Directors shall control. Except as required by law, no member of the committee shall be liable or responsible for an act or omission of other committee members in which the former has not concurred. The committee may authorize any one or more of its members to execute any document or documents on behalf of the Plan Administrator, in which event the Plan Administrator shall notify the Trustee in writing of such action and of the name or names of its member or members so designated. The Trustee thereafter may accept and rely upon any document executed by such member or members as representing action by the Plan Administrator, until the Plan Administrator shall file with the Trustee a written revocation of such designation.

14.5   Procedures

       The Plan Administrator shall adopt such rules, regulations, and by-laws as it deems necessary or desirable. All rules and decisions of the Plan Administrator shall be uniformly applied to all similarly situated Participants. When making a determination, the Plan Administrator may rely upon information furnished by the Employers, by legal counsel for the Employers, or by the accountant for the Plan. If the Plan Administrator is a committee, the committee may have one of its members as its chairman and may elect a secretary who may, but need not, be a member of the committee. The secretary of the committee shall keep a record of all meetings or actions taken and shall forward all necessary communications and/or directions to the Trustee.

14.6   Reliance on Data

       The Plan Administrator may relay upon data furnished by authorized officer of any Employer as to the age, service and Compensation of any Employee of such Employer and as to any other information pertinent to any calculations or determinations to be made under the provisions of the Plan, and the Plan Administrator shall have no duty to inquire into the correctness thereof.

14.7   Decision of Plan Administrator is Final

       Subject to applicable law and the provisions of Subsection 10.13, any interpretation of the provisions of the Plan and any decision on any matter within the discretion of the Plan Administrator made by the Plan Administrator in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the Plan Administrator shall make such adjustment on account thereof as the Plan Administrator considers equitable and practicable.

14.8   Expenses

       All costs and expenses of administration of the Plan, including fees, brokerage commissions and transfer taxes but only to the extent that such commissions and transfer taxes when added to Employer Matching ESOP Contributions under Subsection 5.3 do not exceed current or accumulated earnings and profits, and other charges incurred by the Trustee, shall be borne by the Employers except to the extent (i) paid out of forfeitures, or (ii) charged to the Trust Fund.

                                   SECTION XV

                    Approval Under the Internal Revenue Code

       This Plan is intended to qualify as a Plan meeting the requirements of Sections 401(a) and 401(k) of the Code as now in effect or hereafter amended, so that contributions of the Employer under the Plan may be deductible for federal income tax purposes under Section 404 of the Code, as now in effect or hereafter amended. Any modification or amendment of the Plan may be made retroactive, as necessary or appropriate, to establish and maintain such qualification.

                                   SECTION XVI

                            Amendment and Termination

16.1   Amendment

       While the Employers expects to continue the Plan, the Company reserves the right to alter, amend, or modify, the Plan or any Trust that may be entered into or established by it to effectuate and implement this Plan, from time to time, by resolution of the Board of Directors or any subcommittee of the Board of Directors to whom such authority has been delegated. Notwithstanding the foregoing, no amendment will reduce a Participant's Account balance to less than an amount he would be entitled to receive if he had terminated his association with the Employers on the day of the amendment.

16.2   Termination

       The Plan will terminate as to all Employers on any date specified by the Company, by resolution of the Board of Directors if 30 days' advance written notice of the termination is given to the Trustee and to the Employers. The Plan will terminate as to an individual Employer on the first to occur of the following:

       (a) The date it is terminated by that Employer, by resolution of its Board of Directors, if 30 days' advance written notice of the termination is given to the Company and the Trustee;

       (b) The date the Employer permanently discontinues its contributions under the Plan;

       (c) The dissolution, merger, consolidation or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets; provided however, that upon the occurrence of the foregoing events, arrangements may be made whereby the Plan will be continued by a successor to such Employer, in which case the successor will be substituted for such Employer under the Plan.

16.3   Effect of Termination

       Notwithstanding any other provisions of this Plan, in the event that, as to any Employer, the Plan is terminated or contributions are permanently discontinued or there is a partial termination of the Plan by operation of law, the Employer Matching Contribution Accounts of all affected Participants of such Employer shall immediately become 100% vested and be non-forfeitable. Distribution of benefits will be made in a lump-sum payment not later than 60 days following the date on which the Participant attains age 65 years. All appropriate accounting provisions of the Plan will continue to apply until the benefits of all affected persons have been distributed to them. The Trustee shall also pay any and all expenses chargeable against the Trust. The ESOP Trustee shall also:

       (a) repay any Loan and allocate any remaining balance of the Suspense Account to the Employer Matching ESOP Contributions Account of each Participant by crediting to each such Account an amount of cash (or Stock having a value) equal to the product obtained by multiplying such remaining balance by a fraction, the numerator of which is the Participant's Employer Matching ESOP Contributions Account balance as of the date of termination of the Plan, and the denominator of which is the aggregate Employer Matching ESOP Contributions Account balances of all Participants in the Plan as of such date; and

       (b)  pay over to each Participant, in accordance with the provisions of
            Section 403(d)(i) of ERISA, the balance in his Employer Matching ESOP Contributions Account in shares of Stock (and cash in lieu of any fractional share).

16.4   Notice of Amendment or Termination

       Participants will be notified of any substantive and material amendment or any termination of the Plan within a reasonable time.

16.5   Plan Merger, Consolidation or Transfer

       The Plan shall not merge or consolidate with, or transfer its assets or liabilities to, any other Plan unless each Participant would (if the Plan then terminated) be entitled to receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

                                  SECTION XVII

                             Inclusion of Affiliates

       With the consent of the Company and after having adopted the Retirement Income Plan, any present or future Affiliate may become an Employer under the Plan by resolution of the board of directors of such Affiliate adopting the Plan. Upon the adoption of a resolution by the Board of Directors of the Company approving the action of such Affiliate, such Affiliate shall be an Employer under this Plan as of the date specified in the resolution of such Affiliate. Any transfer of employment by an Employee from one Employer to another Employer shall not constitute termination of service by such Employee for the purposes of the Plan. Any transfer of employment by an Employee from an Employer to an Affiliate which is not an Employer shall not constitute termination of services for purposes of Section IX, unless such Affiliate shall have adopted this Plan and such Employee does not participate therein although eligible to do so. Any Affiliate may, by resolution of its board of directors, terminate the Plan as to such Affiliate, but no Affiliate shall have the power to alter, amend, modify, or revoke the Plan or to terminate the Plan as a whole.

                                  SECTION XVIII

                              Top-Heavy Provisions

18.1   Purpose and Effect

       Notwithstanding any other provisions of this Plan to the contrary, this
Section XVIII shall apply if the Plan is a Top-Heavy Plan as defined herein and is intended to comply with the requirements of Section 416 of the Code.

18.2   Key Employee

       In general a "Key Employee" is an Employee who, at any time during the 5-year period ending on the "Determination Date" as that term is defined below, was:

       (a) An officer of an Employer receiving Annual Earnings greater than 50% of the limitation in effect under Section 415(b)(1)(A) of the Code; provided, that for purposes of this subparagraph (a), no more than 50 Employees of the Employers (or if lesser, the greater of three Employees or 10 % of the employees) shall be treated as officers;

       (b) One of the ten Employees receiving Annual Earnings from the Employers of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning both more than a 1/2 percent interest and the largest interests in the Employers;

       (c)  A five percent owner of an Employer; or

       (d) A one percent owner of an Employer receiving Annual Earnings from any of the Employers of more than $150,000.

18.3   Top-Heavy Plan

       The Plan shall be a "Top-Heavy Plan" in a Plan Year if, as of the Determination Date, the value of the Accrued Benefits of Key Employees (as defined in Section 416(i) of the Code and utilizing "415 Compensation" in determining Key Employee status) as of the Valuation Date exceeds 60% of the value of the Accrued Benefits of all Employees as of the Valuation Date. For purposes of this Section XVIII: the term "415 Compensation" means compensation as that term is defined in Code Section 415; "Determination Date" and "Valuation Date" mean for the first Plan Year, the last day of such Plan Year, and for any other Plan Year, the last day of the preceding Plan Year; "Accrued Benefit" means the account balance of an Employee or, for an Aggregation Group, the sum of the account balances and the present value of accrued benefits of an Employee each computed or excluded in accordance with Section 416(g) of the Code; and "Aggregation Group" means each plan of an employer in which a Key Employee participates which standing alone or together with another plan of the employer meets the requirements of Sections 401(a)(4) or 410 of the Code. In determining whether this Plan is a Top-Heavy Plan the following rules shall apply:

       (a)  all Employers shall be treated as a single employer;

       (b) all plans that are part of the Aggregation Group shall be treated as a single plan.

       (c) Any distribution to a Key Employee Participant, former Participant, Beneficiary, participant, former participant or beneficiary from the Plan, a Related Defined Contribution Plan (as defined in Section VI) or a Related Defined Benefit Plan (as defined in Section VI) made during the five-year period ending on a Determination Date will be treated as part of that person's account balance or accrued benefit, as applicable, to the extent the distribution does not, when made, exceed the account balance or accrued benefit.

       (d) The Beneficiary of any Key Employee or person who is not a Key Employee will be treated, respectively, as a Key Employee or person who is not a Key Employee.

       (e) If, as of any Determination Date, a person who was a Key Employee for a prior Plan Year is not a Key Employee for the Plan Year ending on that Determination Date, his account balance or accrued benefit will not be taken into account.

       (f) No account balance, accrued benefit or distribution attributable to a person who has performed no services during the five year period ending on the Determination Date will be included.

If the Plan is a Top-Heavy Plan in a Plan Year, the nonforfeitable percentage of the Accrued Benefit for such Plan Year of a Participant who is credited with an Hour of Service in such Plan Year shall be determined in accordance with the following schedule based upon Years of Vesting Service:

            Years of Vesting Service     Percent Vested
            ------------------------     --------------
                     Two                             20%
                     Three                           40%
                     Four                        66-2/3%
                     Five                           100%

If the Plan is a Top-Heavy Plan in a Plan Year, the Employer Matching ESOP Contributions and Forfeitures allocated to a Participant who is not a Key Employee and who is employed on the last day of the Plan Year shall not be less than the percentage of such Participant's 415 Compensation (disregarding 415 Compensation in excess of the applicable adjusted annual compensation limitation described in Section 401(a)(17) of the Code) in the Plan Year which is equal to the percentage at which Employer Matching ESOP Contributions and Forfeitures are made to the Key Employee for whom such percentage is the highest. The percentage referred to herein shall be determined by dividing the Employer Matching Contributions and Forfeitures allocated to the Key Employee by such Key Employee's 415 Compensation (disregarding 415 Compensation in excess of the applicable adjusted annual compensation limitation described in Section 401(a)(17) of the Code) in the Plan Year. If this Plan is a Top-Heavy Plan in a Plan Year, a Participant who is not a Key Employee and who also participates in a defined benefit plan which is a Top-Heavy Plan included in the Aggregation Group shall receive the minimum benefit provided for in such plan. If this Plan is a Top-Heavy Plan in a Plan Year, Section VI shall be amended by substituting "1.0" for the number "1.25" where such number appears therein, if required under applicable law.

                                   SECTION XIX

                                  Miscellaneous

19.1   Governing Law

       This Plan shall be governed, construed, administered and regulated in all respects under the laws of the State of Illinois, except insofar as they shall have been superseded by the provisions of ERISA.

19.2   Invalidity of a Plan Provision

       In case any provisions of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal and invalid provisions had never been inserted herein.

19.3   No Guaranty of Continued Employment

       Anything herein to the contrary notwithstanding, neither the establishment of the Plan, nor any modification hereof, nor the creation of the Trust Fund or any Account, nor the payment of any benefits shall be construed as giving any Participant, Beneficiary or any other person, any legal or equitable right against the Company, an Employer, the Plan Administrator or the Trustee, unless such right shall be specifically provided for in the Plan; nor shall any of the foregoing be construed to be a contract of employment nor as giving any Participant or any Employee of an Employer the right to be retained in the service of an Employer or an Affiliate, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

19.4   Change of Address

       Each person entitled to benefits under the Plan must file with the Plan Administrator, in writing, the person's post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at that person's latest post office address as filed with the Plan Administrator will be binding upon such person for all purposes of the Plan, and the Plan Administrator shall not be obligated to search for or ascertain the whereabouts of any such person.

19.5   Duty to Provide Relevant Information

       Participants, former Participants and Beneficiaries must furnish to the Plan Administrator such documents, evidence or information as the Plan Administrator considers necessary or desirable for the purpose of administering the Plan, or to protect the Employer, and it shall be a condition of the Plan that each such person must furnish promptly true and complete data, evidence or information and sign such documents as the Plan Administrator may require before any benefits become payable under the Plan.

19.6   Claims Procedure

       In order to receive a benefit, a Participant or Beneficiary (the "Applicant") shall file a written application therefor on forms prescribed by the Plan Administrator. If a claim for benefits made by the Applicant is denied, the

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Plan Administrator shall furnish to the Applicant within 90 days after its receipt of such claim (or within 180 days after such receipt if special circumstances require an extension of time) a written notice which:

       (a)  specifies the reasons for the denial;

       (b) refers to the pertinent provisions of the Plan on which the denial is based;

       (c) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary; and

       (d)  explains the claim review procedures.

Upon the written request of the Applicant submitted within 60 days after his receipt of such written notice, the Plan Administrator shall afford the Applicant a full and fair review of the decision denying the claim and, if so requested:

       (a) permit the Applicant to review any documents which are pertinent to the claim; and

       (b) permit the Applicant to submit to the Plan Administrator issues and comments in writing.

Within 60 days after its receipt of a request for review (or within 120 days after such receipt if special circumstances require an extension of time) the Plan Administrator shall notify the Applicant in writing of its decision and the reasons for its decision and shall refer the Applicant to the provisions of the Plan which form the basis for its decision. If the Applicant's claim is denied, any legal action must be commenced by the Applicant within ninety (90) days after the date of the Plan Administrator's final decision.

19.7   Litigation

       In any action or proceeding regarding any Plan assets, any Plan benefits or the administration of the Plan, Employees or former Employees of an Employer, their Beneficiaries and any other persons claiming to have an interest in the Plan shall not be necessary parties and shall not be entitled to any notice of process. Any final judgment which is not appealed or appealable and which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and on all persons having or claiming to have any interest in the Plan. To the extent permitted by law, if a legal action is begun against the Plan Administrator, the Company, an Employer or any Trustee by or on behalf of any person and such action results adversely to such person, or if a legal action arises because of conflicting claims to a Participant's or other person's benefits, the cost of an Employer, the Company, the Plan Administrator or the Trustee of defending the action will be charged to the sums, if any, which were involved in the action or were payable to the Participant or the other person concerned. Acceptance of participation in the Plan shall constitute a release of all Employers, the Company, the Plan Administrator, any Trustee and their agents from any and all liability and obligation not involving willful misconduct or gross neglect to the extent permitted by applicable law. Notwithstanding any other provisions of the Plan, if the Plan Administrator is required by a final court order to distribute the benefits of a Participant other than in a manner required under the Plan, then the Plan Administrator shall cause the Participant's benefits to be distributed in a manner consistent with such final court order. The Plan Administrator in its discretion may, but shall not be required to, comply with the requirements of a final court order in an action in which the Plan Administrator, the Trustee, the Plan or the Trust was not a party, except to the extent such a final court order is a qualified domestic relations order (as defined in section 414(p) of the Code).

19.8   Copies of Plan Document

       Copies of the Plan and any amendments thereto will be on file at the principal office of an Employer where they may be examined by any Participant or any other person entitled to benefits under the Plan.

19.9   Waiver of Notice

       Any notice required under the Plan may be waived by the person entitled to notice.

19.10  Evidence

       Evidence required of anyone under the Plan shall be signed, made or presented by the proper party or parties and may be by certificate, affidavit, document or other information which the person acting thereon considers pertinent and reliable.

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19.11  Fiduciary Responsibilities

       It is specifically intended that all provisions of the Plan shall be applied so that all fiduciaries with respect to the Plan shall be required to meet the prudence and other requirements and responsibilities of applicable law to the extent such requirements or responsibilities apply to them. No provisions of the Plan are intended to relieve a fiduciary from any responsibility, obligation, duty or liability imposed by applicable law. In general, a fiduciary shall discharge his duties with respect to the Plan solely in the interests of Participants and other persons entitled to benefits under the Plan and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

19.12  Indemnification

       To the extent permitted by law, no person (including an Employer, the Company, a Trustee, any present or former Plan Administrator, any present or former director, officer, shareholder, or Employee of an Employer) shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan or the investment of the Trust Fund. To the extent permitted by law, each present or former director, officer, shareholder or Employee of an Employer to whom the Plan Administrator or an Employer has delegated any portion of its responsibilities under the Plan and each present or former Plan Administrator shall be indemnified and saved harmless by the Employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the Plan) from and against any and all claims of liability to which they are subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the Plan or the investment of the Trust Fund, including all expenses reasonably incurred in their defense if the Employers fail to provide such defense.

19.13  Gender and Number

       Where the context admits, words denoting men include women, the plural includes the singular and vice versa.

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